UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MARTEN TRANSPORT, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Marten Transport, Ltd. The meeting will be held on May 12, 2015, at 4:00 p.m. local time, at The Plaza Hotel & Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin.

We suggest you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

We hope you will attend the Annual Meeting. Whether or not you attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting.

Very truly yours,

Randolph L. Marten
Chairman of the Board and
Chief Executive Officer

April 1, 2015

MARTEN TRANSPORT, LTD.

129 Marten Street

Mondovi, Wisconsin 54755

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2015

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on May 12, 2015, at 4:00 p.m. local time, at The Plaza Hotel & Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin, for the following purposes:

1.	To elect six directors to serve for the next year or until their successors are elected and qualified.

2.	To consider and vote on a proposal to amend our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 48,000,000 to 96,000,000 shares.

3.	To approve the Marten Transport, Ltd. 2015 Equity Incentive Plan.

4.	To consider and hold a vote on an advisory resolution to approve executive compensation.

5.	To consider and vote on a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for 2015.

6.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

Only stockholders of record as shown on the books of the Company at the close of business on March 16, 2015, will be entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Thomas A. Letscher
Secretary

April 1, 2015

MARTEN TRANSPORT, LTD.

129 Marten Street

Mondovi, Wisconsin 54755

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2015

INTRODUCTION

The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on May 12, 2015, at 4:00 p.m. local time, at The Plaza Hotel and Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin. See the Notice of Meeting for the purposes of the meeting.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors of Marten Transport, Ltd. to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed in the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock, par value $.01 per share. Our directors, officers and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy material to the beneficial owners of our common stock.

Any proxy given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by giving written notice of revocation to our Secretary. The revocation notice may be given before the Annual Meeting, or a stockholder may appear at the Annual Meeting and give written notice of revocation before use of the proxy.

We expect to mail this Proxy Statement, the proxy card and Notice of Meeting to stockholders on or about April 1, 2015.

The terms “we,” “us,” “our,” or the “Company” or similar terms refer to Marten Transport, Ltd.

VOTING OF SHARES

Only holders of common stock of record at the close of business on March 16, 2015 will be entitled to vote at the Annual Meeting. On March 16, 2015, we had 33,501,692 shares of common stock outstanding. For each share of common stock that you own of record at the close of business on March 16, 2015, you are entitled to one vote on each matter voted on at the Annual Meeting. Holders of shares of common stock are not entitled to cumulative voting rights.

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock on March 16, 2015 (16,750,847 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the proxy card reflects votes withheld from the election of director nominees or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.

Assuming a quorum is present at the Annual Meeting, any business, except for the election of directors and the approval of the amendment to our Amended and Restated Certificate of Incorporation, that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal. With respect to the election of directors, the six director nominees receiving the greatest number of votes cast for the election of directors will be elected as directors. The approval of the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding. The advisory vote on executive compensation is non-binding; provided, however, our Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

You may vote for or against a proposal, or may abstain from voting on a proposal. Shares voted as abstaining on a proposal will be treated as votes against the proposal. You may vote for all nominees for director, or withhold authority to vote for all or certain nominees but you do not have the choice to abstain. Votes withheld from the election of director nominees, therefore, will be excluded entirely from such vote and will have no effect. Broker non-votes on the proposal for the election of directors and the advisory vote on executive compensation will be treated as shares not entitled to vote on such proposals and, therefore, will not be counted as voted shares. A broker may exercise discretion and may vote shares that are not directed how to vote on the ratification of Grant Thornton LLP as our independent public accountants.

Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders but lacking any voting instructions will be voted in favor of each of the proposals or in favor of management’s recommendation for a proposal, as appropriate. The proxies named on the proxy cards will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

ELECTION OF DIRECTORS

Proposal 1

Nomination

Our Bylaws provide that the Board shall have at least one member, or a different number of members as may be determined by the Board of Directors or the stockholders. The Nominating/Corporate Governance Committee has recommended to our Board of Directors that the six persons listed below be nominated for election at the Annual Meeting and our Board has nominated the six persons listed below. If elected, the individuals will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors, and all were elected at last year’s Annual Meeting of Stockholders.

The Board recommends a vote FOR the election of each of the nominees listed below. The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. If, before the Annual Meeting, the Board learns that any nominee will be unable to serve because of death, incapacity or other unexpected occurrence, the proxies that would have been voted for the nominee will be voted for a substitute nominee recommended by the Nominating/Corporate Governance Committee and selected by the Board. The proxies may also, at the Board’s discretion, be voted for the remaining nominees. The Board believes that all nominees will be able to serve at the time of the Annual Meeting. No arrangements or understandings exist between any nominee and any other person under which such nominee was selected.

Information About Nominees

The following chart and paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees display personal and professional integrity; broad-based business acumen; a high level of understanding of our business and the transportation industry; strategic thinking and a willingness to share ideas; and have a diversity of experiences, expertise and background.

Name of Nominee	Age	Principal Occupation	Director Since

Randolph L. Marten	62	Our Chairman of the Board and Chief Executive Officer	1980

Larry B. Hagness	65	President of Durand Builders Service, Inc., Durand, Wisconsin	1991

Thomas J. Winkel	72	Management Consultant	1994

Jerry M. Bauer	63	Chairman of the Board and Chief Executive Officer of Bauer Built, Inc., Durand, Wisconsin	1997

Robert L. Demorest	69	President, Chief Executive Officer and Chairman of the Board of MOCON, Inc., Minneapolis, Minnesota	2007

G. Larry Owens	77	Retired Chairman of the Board, Chief Executive Officer, President and Secretary of Smithway Motor Xpress Corp., Fort Dodge, Iowa	2007

Other Information About Nominees

Randolph L. Marten has been a full-time employee of ours since 1974. Mr. Marten has been a Director since October 1980, our Chairman of the Board since August 1993 and our Chief Executive Officer since January 2005. Mr. Marten also served as our President from June 1986 until June 2008, our Chief Operating Officer from June 1986 until August 1998 and as a Vice President from October 1980 to June 1986. We believe Mr. Marten’s qualifications to sit on our Board of Directors include his four decades of experience in the trucking industry, including 34 years as an executive officer.

Larry B. Hagness has been a Director since July 1991. Mr. Hagness has been the President of Durand Builders Service, Inc., a retail lumber/home center outlet and general contractor, since 1978. Mr. Hagness was an officer and owner of Main Street Graphics, a commercial printing company, from 1985 through January 2014, and also served on the Board of Directors of Chippewa Valley Technical College from 2007 through July 2013. We believe Mr. Hagness’s qualifications to sit on our Board of Directors include his management experience with Durand Builders Service, Inc. and his years of experience as our director.

Thomas J. Winkel has been a Director since April 1994. Since January 1994, Mr. Winkel has been a management and financial consultant and private investor. From 1990 to 1994, Mr. Winkel was the majority owner, Chairman of the Board, Chief Executive Officer and President of Road Rescue, Inc., a manufacturer of emergency response vehicles. Mr. Winkel is a retired certified public accountant having served in various professional capacities over a 23 year career with a national accounting firm, including as a partner from 1977 to 1990. Mr. Winkel has also served on the National Board of Directors of the Alzheimer’s Association since 2007, currently serving as Treasurer and Chairman of the Finance Committee, and served as a director of Featherlite, Inc., a manufacturer of specialty trailers and luxury motorcoaches from 1994 through October 2006 upon the sale of Featherlite.

We believe Mr. Winkel’s qualifications to sit on our Board of Directors include his experience as a CEO and President of a manufacturer of specialty vehicles and his prior experience as a board member and committee chairman of a publicly-traded manufacturing company combined with his extensive financial and accounting experience as an audit partner in a national accounting firm.

Jerry M. Bauer has been a Director since January 1997. Mr. Bauer has been the Chairman of the Board and Chief Executive Officer of Bauer Built, Inc. since 1976. Bauer Built is a distributor of new and retreaded tires and related products and services throughout the Midwest, and a distributor of petroleum products in west central Wisconsin. Mr. Bauer has also served on the Board of Directors of Security Financial Bank, Durand, Wisconsin since 1992 and served on the Board of Directors of Mason Companies, Inc., Chippewa Falls, Wisconsin from 1999 through 2008. We believe Mr. Bauer’s qualifications to sit on our Board include his operational experience as the Chairman of the Board and Chief Executive Officer of a company that specializes in tires and fuel, both important components for a trucking company, combined with his board experience.

Robert L. Demorest has been a Director since December 2007. Mr. Demorest has served as the President, Chief Executive Officer and Chairman of the Board of MOCON, Inc., a publicly traded company that provides consulting services and designs, manufactures, markets and services measurement and analytical instruments primarily for food, beverage and pharmaceutical companies world-wide, since April 2000. Prior to that time, Mr. Demorest had been President of MOCON, Inc. for more than five years. We believe Mr. Demorest’s qualifications to sit on our Board of Directors include his experience as a Chief Executive Officer leading a world-wide, publicly-traded organization.

G. Larry Owens has been a Director since December 2007. Mr. Owens served as the Chief Executive Officer, President and Secretary of Smithway Motor Xpress Corp., a formerly publicly traded truckload carrier that provides nationwide transportation of diversified freight, concentrating primarily on the flatbed segment of the truckload market, from March 2004 to December 2007, and served as the Chairman of the Board of Smithway Motor Xpress Corp. from April 2004 to December 2007, at which time he retired. Mr. Owens had served prior to that time as the Executive Vice President and Chief Financial Officer of Smithway Motor Xpress Corp. from January 1993 and Chief Administrative Officer from August 2001. Mr. Owens also served as the Chief Operating Officer of Smithway Motor Xpress Corp. from May 1998 to August 2001. Prior to joining Smithway Motor Xpress Corp., Mr. Owens spent twenty-five years in the banking industry, most recently from 1982 through 1992 as President of Boatmen’s Bancshares’ regional banks in Spencer and Fort Dodge, Iowa. We believe Mr. Owens’ qualifications to sit on our Board of Directors include his industry experience as the Chairman of the Board, Chief Executive Officer, President and Secretary of a publicly-traded trucking company and his extensive financial background.

Corporate Governance

Our Board of Directors has adopted an Audit Committee Charter, a Compensation Committee Charter, a Nominating/Corporate Governance Committee Charter, Corporate Governance Standards, Policy Regarding Related Party Transactions, a Code of Ethics for Senior Financial Management and a Code of Ethics/Conduct that applies to all officers, directors, employees and independent contractors. We have posted all of these documents on our website at www.marten.com. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

Board Oversight of Risk

Management is responsible for the Company’s day-to-day risk management and the Board’s responsibility is to engage in informed oversight of and provide overall direction with respect to such risk management. Our Board administers its risk oversight function directly and through its committees, which includes regular meetings with management to discuss, identify and mitigate potential areas of risk. Our Board’s approach to risk management is to focus on understanding the nature of our enterprise risks, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value, while at the same time overseeing an appropriate level of risk for the Company. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

While our Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. As part of its charter, the Audit Committee discusses with management and the independent auditors our adequacy and effectiveness of accounting and financial controls, including our systems to monitor and manage business, information technology and cyber security risks. The Audit Committee charter also charges the Audit Committee with setting the overall tone for sound business risk practices. The Company’s Compensation Committee reviews the Company’s overall compensation programs and is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the Board’s composition and corporate governance practices, as well as director independence, ethics and conflicts of interest. The Board and its committees regularly discuss with management our major risk exposures, their potential impact on us, and the steps we take to manage them.

Corporate Governance Standards

Our Corporate Governance Standards provide guidelines which govern the qualifications and conduct of our Board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market. Our Corporate Governance Standards address, among other matters, the following:

●	regular meetings of our Board of Directors;

●	attendance by directors at annual meetings of stockholders;

●	conduct of Board meetings;

●	meetings of independent directors;

●	director access to executive officers and employees;

●	the composition, membership and selection of our Board of Directors;

●	the compensation and evaluation of performance of our Board of Directors and its committees;

●	the organization and basic function of Board committees;

●	the evaluation of the performance of our Chairman of the Board and Chief Executive Officer; and

●	stockholder communications with directors.

Code of Ethics for Senior Financial Management

Our Code of Ethics for Senior Financial Management applies to all of our executive officers, including our Chairman of the Board and Chief Executive Officer and our Chief Financial Officer, along with our Controller and other employees performing similar functions who have been identified by the Chairman of the Board and Chief Executive Officer, and meet the requirements of the Securities and Exchange Commission. We have posted our Code of Ethics for Senior Financial Management on our website at www.marten.com. We intend to disclose any amendments to and any waivers from a provision of our Code of Ethics for Senior Financial Management on our website within five business days following the amendment or waiver.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed risk as it relates to our compensation policies and practices for our employees and the Committee does not believe our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us because of the way we structure our compensation policies and practices. We structure our compensation policies and practices to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of the metrics associated with our business so that employees do not feel pressured to focus exclusively on business metrics to the detriment of our business. The variable component of our pay structure includes stock options, performance unit awards and both performance based and cash bonus plans. Our stock options generally vest over five years and are only valuable if our stock price increases over time so employees are encouraged to add to our long-term value. Our performance unit awards primarily vest based upon increases in our profitability over a five-year period, and also include a service-based vesting component and a requirement that at least half of all vested awards must be credited to the named executive officer’s discretionary account in our deferred compensation plan. We believe that our compensation programs have an appropriate mix of fixed and variable compensation to insure our compensation objectives and philosophy are being met without encouraging our employees to engage in unnecessary or excessive risk-taking that are reasonably likely to have a material adverse effect on us. Our Compensation Committee regularly monitors its compensation policies and practices to determine whether its risk management objectives are being met as it incentivizes our employees. In addition, to prevent speculation or hedging of interests in our equity by our employees, the Company adopted a policy prohibiting employees, officers and directors from engaging in any hedging or monetization transactions with respect to the Company’s securities, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards or other derivative instruments, or through the establishment of a short position in the Company’s securities.

Code of Ethics/Conduct

Our Code of Ethics/Conduct applies to all officers, directors, non-driver employees, driver employees and independent contractors of the Company. The Code is intended to promote honest and ethical conduct and to provide guidance for the appropriate handling of various business situations. The Code addresses, among other matters, legal and regulatory compliance, insider trading, confidentiality, conflicts of interest, competition and fair dealing, financial reporting and record-keeping, protection and proper use of Company assets, and the reporting of illegal or unethical behavior. Employees may anonymously report possible violations of the Code via a toll free telephone number, which is monitored by the chair of our Audit Committee. Waivers of the Code for officers and directors may be made only by our Board and will be promptly disclosed if and as required by law or NASDAQ listing requirements. We have posted our Code of Ethics/Conduct on our website at www.marten.com.

Board Oversight of Management Succession

   On a periodic basis, our Board, with the involvement of our Compensation Committee, reviews the Company’s plan for management succession, both in the ordinary course of business and in response to emergency situations. Potential candidates for management positions, including the position of Chief Executive Officer, are identified internally within the organization in consultation with our Compensation Committee (which oversees the evaluation of management) and our Chief Executive Officer, as well as externally through various sources. The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for Chief Executive Officer, as well as candidates for other leadership positions within the companies. To aid in its planning, our Board regularly requests contact with non-executive members of management in order to have visibility into potential internal management succession candidates. Our Board also regularly engages in discussions with our Chief Executive Officer regarding long-range plans for officer development and succession.

   Throughout 2014, the Compensation Committee addressed management succession and executive development in connection with its review of officer elections, promotions, and compensation matters during the year. The Board last reviewed and discussed Chief Executive Officer and management succession planning and executive development at their meeting in December 2014.

Board and Board Committees

We continue to monitor the rules and regulations of the Securities and Exchange Commission and NASDAQ to ensure that a majority of our Board remains composed of “independent” directors. Mr. Winkel, Mr. Hagness, Mr. Bauer, Mr. Demorest and Mr. Owens are all “independent” directors, as defined by current NASDAQ listing standards. Our independent directors hold meetings, referred to as “executive sessions,” on a periodic basis and at least two times each year, at which only the independent directors are present. We have appointed Mr. Winkel as our lead independent director to preside at executive sessions of our independent directors.

Our Board of Directors held four meetings during 2014, and each current director attended all Board meetings, as well as all meetings of committees of the Board on which they served and the annual meeting of stockholders. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Our Board of Directors adopted a policy that all directors are expected to attend our annual meeting of stockholders and we generally schedule a meeting of the Board on the same day as our annual meeting of stockholders in order to facilitate attendance of all directors at the annual meeting.

Leadership Structure of the Board

We currently combine the positions of Chairman of the Board and Chief Executive Officer. We have adopted a counterbalancing governance structure to protect the interests of our stockholders by preventing the Board from being unduly influenced by the combination of these positions. Some components of our counterbalancing governance structure include:

•	a designated lead independent director;

•	a Board entirely composed of independent members, with the exception of the Chairman and Chief Executive Officer;

•	annual election of directors;

•	committees entirely composed of independent directors;

•	our independent directors hold executive sessions on a periodic basis and at least two times each year, at which only the independent directors are present; and

•	established corporate governance standards and ethics guidelines.

The lead independent director presides at executive sessions of our independent directors, as well as performs other duties applicable to that position including, among other things, providing guidance to the Chairman regarding agendas for Board and committee meetings, advising the Chair as to the information to be provided the Board for its meetings, chairing meetings of the Board in the event the Chairman cannot be in attendance, and acting as principal liaison between the independent directors and the Chair. The lead independent director is expected to foster a cohesive board that cooperates with the Chairman towards the ultimate goal of creating stockholder value.

Audit Committee

The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities for our accounting, auditing, operating and reporting practices. The Committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain and oversee the work of our independent registered public accounting firm, reviews and pre-approves all audit services and permissible non-audit services performed by our independent registered public accounting firm, establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, oversees the establishment and administration of a written code of ethics for our senior financial management, reviews and either approves or disapproves of all related party transactions and performs other related duties delegated to it by the Board. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report beginning on page 13 of the Proxy Statement. The Audit Committee currently consists of Mr. Winkel (Chair), Mr. Demorest and Mr. Owens. All of the members of the Audit Committee are “independent” as defined by current NASDAQ listing standards and the rules of the Securities and Exchange Commission. In addition, our Board has determined that Mr. Winkel is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. During 2014, the Audit Committee met seven times.

Compensation Committee

The Compensation Committee establishes the compensation philosophy and policy for our executive officers and other key employees, which includes reviewing and approving corporate goals and objectives relevant to their compensation, reviewing and evaluating their performance, monitoring the effectiveness of our benefit plans and, where appropriate, approving changes, reviewing and approving, or recommending to the full Board of Directors, executive incentive compensation plans and equity-based plans, supervising and overseeing the administration of our incentive compensation and equity-based programs and reviewing the compensation levels of independent directors from time to time. The Committee reviews our compensation policies and practices to confirm that such policies and practices do not encourage unnecessary risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy, and our compensation policies and practices. The Committee also serves as the disinterested administrator of our 2005 Stock Incentive Plan. Finally, the Committee periodically reviews a management succession plan and recommends succession decisions to the Board of Directors. The responsibilities and functions of the Compensation Committee, including the use of compensation consultants and the involvement of management in compensation decisions, are further described in the Compensation Discussion and Analysis beginning on page 20 of the Proxy Statement. The Compensation Committee currently consists of Mr. Winkel (Chair), Mr. Hagness, Mr. Bauer, Mr. Owens and Mr. Demorest. All of the members of the Compensation Committee are “independent” directors, as defined by current NASDAQ listing standards. During 2014, the Compensation Committee met four times.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board regarding the size and composition of the Board, considers and recruits candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms and stockholders, recommends on an annual basis a slate of director nominees for approval by the Board and the stockholders, reviews our committee structure and membership, reviews and advises the Board regarding our corporate governance standards, advises the Board on emerging corporate governance matters, develops and recommends to the Board for its approval an annual self-evaluation process of the Board and its committees and provides suitable programs for the orientation and continuing education of directors. The Nominating/Corporate Governance Committee currently consists of Mr. Hagness (Chair), Mr. Winkel, Mr. Bauer and Mr. Demorest. All of the members of the Nominating/Corporate Governance Committee are “independent” directors, as defined by current NASDAQ listing standards. During 2014, the Nominating/Corporate Governance Committee met four times.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating/Corporate Governance Committee’s criteria reflects the requirements of the NASDAQ definitions with respect to independence and financial literacy and the following factors: the needs of the Company with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; level of education and/or business experience; broad-based business acumen; the level of understanding of the Company’s business and the transportation industry; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. The Committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

The Nominating/Corporate Governance Committee will consider proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Nominating/Corporate Governance Committee has not adopted a formal process since it believes its informal consideration process has been adequate because historically stockholders have not proposed any nominees. The Nominating/Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted.

In considering whether to recommend any director nominee, including candidates recommended by stockholders, the Nominating/Corporate Governance Committee will apply the criteria set forth in its charter. These criteria include, among other things, the candidate’s diversity of experiences, expertise and background. While the Company does not have a separate policy related to diversity, the Nominating/Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise and backgrounds. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Any stockholder who desires to recommend a nominee for director must submit a letter, addressed to the Chairman of the Nominating/Corporate Governance Committee, Marten Transport, Ltd., 129 Marten Street, Mondovi, Wisconsin 54755, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Stockholders who wish to make a recommendation for a nominee to be elected at our 2016 Annual Meeting must submit their recommendation by December 3, 2015 to assure time for meaningful consideration and evaluation of the nominees by the Nominating/Corporate Governance Committee.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three directors and acts under a written charter adopted and approved by the Board of Directors. A copy of the Audit Committee Charter is posted on our website at www.marten.com. All members of the Audit Committee meet the SEC and the NASDAQ definitions of independence and financial literacy for audit committee members. The Audit Committee will periodically review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices and changes in applicable laws and regulations.

Management is primarily responsible for the preparation, presentation and integrity of our Company’s consolidated financial statements, accounting and financial reporting processes, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Grant Thornton LLP, our Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s annual consolidated financial statements and of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue their reports thereon. Grant Thornton LLP also reviews our Company’s interim consolidated financial statements in accordance with Statement on Auditing Standards No. 116 (Interim Financial Information). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton LLP the audited consolidated financial statements, including Management’s Discussion and Analysis, included in our Company’s Annual Report on Form 10-K and the results of Grant Thornton LLP’s review of our Company’s interim consolidated financial statements. These reviews included a discussion of:

●	critical accounting policies of our Company;

●

the reasonableness of significant financial reporting judgments made in connection with our consolidated financial statements, including the quality (and not just the acceptability) of our Company’s accounting principles;

●	the clarity and completeness of financial disclosures;

●

the effectiveness of the Company’s internal control over financial reporting, including management’s and Grant Thornton LLP’s reports thereon, the basis for the conclusions expressed in those reports and changes made to the Company’s internal control over financial reporting during 2014;

●	matters noted by Grant Thornton LLP during its audit of the Company’s consolidated financial statements and other material written communications between management and Grant Thornton LLP; and

●	the potential effects of regulatory and accounting initiatives on our Company’s consolidated financial statements.

In connection with its audit of our Company’s annual consolidated financial statements, the Audit Committee also discussed with Grant Thornton LLP other matters required to be discussed with the auditors under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees), and, with and without management present, reviewed and discussed the results of Grant Thornton LLP’s audit of our Company’s annual consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

THOMAS J. WINKEL (CHAIR)
ROBERT L. DEMOREST
G. LARRY OWENS

Director Compensation

We do not pay fees to directors who are our full-time employees, nor do we reimburse them for out-of-pocket expenses of attending Board or committee meetings. Effective May 6, 2014, we paid non-employee directors an annual retainer of $26,000, a fee of $1,500 for each Board meeting attended, $750 for each committee meeting attended, and reimbursed them for out-of-pocket expenses of attending meetings. Previously, the annual retainer was $24,000 and the fee for each Board meeting attended was $1,250, with no changes made to the fee for attending committee meetings. In 2014, we also paid the Chair of our Audit Committee, who is also our lead independent director, an additional annual retainer of $25,000, which was $20,000 previously, the Chair of our Compensation Committee an additional annual retainer of $10,000, and the Chair of our Nominating/Corporate Governance Committee an additional annual retainer of $3,500. The directors did not receive any other cash compensation for services as directors in 2014.

From 2006 through 2011, each non-employee director also received an automatic grant of an option to purchase 3,750 shares of common stock annually upon re-election to the Board by the stockholders. The automatic grant increased to 4,125 shares for each of 2012 and 2013. These options were issued at a per share exercise price equal to the fair market value of one share of common stock on the grant date, vested immediately, and expire ten years from the grant date. In 2014, each non-employee director received a grant of 1,000 shares of common stock upon re-election to the Board.

In February 2010, we entered into an indemnification agreement with each of our directors. Under each indemnification agreement, we agree to indemnify the director against liability arising out of performance of their duties to us and to advance expenses, if the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.

The following table provides summary information concerning the compensation of each individual who served as a director of our Company during the fiscal year ended December 31, 2014, other than Randolph L. Marten, our Chairman of the Board and Chief Executive Officer, whose compensation is set forth below under the heading “Compensation and Other Benefits.”

Name	Fees Earned or Paid in Cash		Stock Awards (6)	Total
Thomas J. Winkel	$76,918	(1)	$22,340	$99,258
Robert L. Demorest	43,586	(2)	22,340	65,926
Larry B. Hagness	41,836	(3)	22,340	64,176
G. Larry Owens	40,586	(4)	22,340	62,926
Jerry M. Bauer	38,336	(5)	22,340	60,676

(1)

Fees paid consist of $25,336 as an annual retainer, $23,332 for services as the lead independent director and Audit Committee Chair, $10,000 for services as the Compensation Committee Chair and $18,250 for attending 20 Board and committee meetings.

(2)	Fees paid consist of $25,336 as an annual retainer and $18,250 for attending 20 Board and committee meetings.

(3)	Fees paid consist of $25,336 as an annual retainer, $3,500 for services as the Nominating/Corporate Governance Committee Chair and $13,000 for attending 13 Board and committee meetings.

(4)	Fees paid consist of $25,336 as an annual retainer and $15,250 for attending 16 Board and committee meetings.

(5)	Fees paid consist of $25,336 as an annual retainer and $13,000 for attending 13 Board and committee meetings.

(6)

This column reflects the aggregate grant date fair value of 1,000 shares of our common stock granted in 2014 to Mr. Winkel, Mr. Demorest, Mr. Hagness, Mr. Owens and Mr. Bauer. The dollar amount for each of the five directors reflects the compensation cost of the 1,000 shares granted on May 6, 2014 based on the closing market price of our common stock of $22.34 per share on that date.

Note

As of December 31, 2014, each current director had the following number of options outstanding: Mr. Winkel – 30,750; Mr. Demorest – 23,250; Mr. Hagness – 30,750; Mr. Owens – none; and Mr. Bauer – 23,250. All of these option shares were issued under non-statutory stock option agreements and were fully-vested as of December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table gives information on the beneficial ownership of our common stock as of February 27, 2015, unless otherwise indicated. The information is given by (a) each stockholder who we know to beneficially own more than 5% of our outstanding common stock, (b) each director, (c) each named executive officer and (d) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Amount		Percentage of Class

Randolph L. Marten
129 Marten Street
Mondovi, WI 54755	7,366,458.2	(2)	22.0%
Dimensional Fund Advisors LP
Palisades West,
Building One,
6300 Bee Cave Road
Austin, TX 78746	2,822,964	(3)	8.4%
NWQ Investment Management Company, LLC
2049 Century Park East, 16th Floor
Los Angeles, CA 90067	2,689,667	(4)	8.1%
Christine K. Marten
77 Cecil Johnson Road
Mulberry, TN 37359	2,092,243	(5)	6.3%
Timothy M. Kohl	131,640.2	(6)	*
James J. Hinnendael	125,836.8	(7)	*
Larry B. Hagness	92,615	(5)	*
John H. Turner	44,888.6	(8)	*
Timothy P. Nash	42,852.3	(9)	*
Jerry M. Bauer	39,250	(5)	*
Thomas J. Winkel	38,545	(5)	*
Robert L. Demorest	24,250	(5)	*
G. Larry Owens	23,500	(10)	*
All Directors and Executive Officers as a Group (10 persons)	7,929,836	(11)	23.4%

*	Less than 1% of the outstanding shares

(1)

Unless otherwise noted, the stockholders have sole voting and investment power for the shares shown. Shares not outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days, are treated as outstanding only when calculating the amount and percent owned by such person or group.

(2)

Includes 7,304,917 shares owned by Mr. Marten, 36,000 shares that Mr. Marten may acquire under outstanding options, 20,988.2 shares credited to Mr. Marten’s account within the Company’s Deferred Compensation Plan, and 4,553 shares distributed to Mr. Marten or credited to Mr. Marten’s deferred compensation account after February 27, 2015 relating to vested performance unit awards.

(3)

On February 5, 2015, Dimensional Fund Advisors LP reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2014, Dimensional Fund Advisors LP furnishes investment advice to four investment companies and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess investment and/or voting power over the Company’s securities that are owned by such investment companies, trusts and separate accounts. According to the Schedule 13G/A, the investment companies, trusts and separate accounts beneficially own all such shares of the Company’s stock and Dimensional Fund Advisors LP expressly disclaimed any beneficial ownership of such securities.

(4)

On January 29, 2015, NWQ Investment Management Company, LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2014, it is an investment advisor that has the sole power to vote or direct the vote of 2,688,974 shares, has the sole power to dispose or to direct the disposition of 2,689,667 shares and that all such shares are beneficially owned by clients of the advisor.

(5)

Includes shares that the stockholder may acquire under outstanding options: for Ms. Marten, 7,500 shares; for Mr. Hagness, 30,750 shares; for Mr. Bauer, 23,250 shares; for Mr. Winkel, 30,750 shares; and for Mr. Demorest, 23,250 shares.

(6)

Includes 38,296 shares owned by Mr. Kohl, 75,000 shares that Mr. Kohl may acquire under outstanding options, 15,044.2 shares credited to Mr. Kohl’s account within the Company’s Deferred Compensation Plan, and 3,300 shares distributed to Mr. Kohl or credited to Mr. Kohl’s deferred compensation account after February 27, 2015 relating to vested performance unit awards.

(7)

Includes 8,241 shares owned by Mr. Hinnendael, 107,250 shares that Mr. Hinnendael may acquire under outstanding options, 8,492.8 shares credited to Mr. Hinnendael’s account within the Company’s Deferred Compensation Plan, and 1,853 shares distributed to Mr. Hinnendael or credited to Mr. Hinnendael’s deferred compensation account after February 27, 2015 relating to vested performance unit awards.

(8)

Includes 5,632 shares owned by Mr. Turner, 29,300 shares that Mr. Turner may acquire under outstanding options, 8,458.6 shares credited to Mr. Turner’s account within the Company’s Deferred Compensation Plan, and 1,498 shares distributed to Mr. Turner or credited to Mr. Turner’s deferred compensation account after February 27, 2015 relating to vested performance unit awards.

(9)

Includes 7,844 shares owned by Mr. Nash, 22,500 shares that Mr. Nash may acquire under outstanding options, 10,598.3 shares credited to Mr. Nash’s account within the Company’s Deferred Compensation Plan, and 1,910 shares distributed to Mr. Nash or credited to Mr. Nash’s deferred compensation account after February 27, 2015 relating to vested performance unit awards.

(10)	Consists entirely of shares owned by Mr. Owens.

(11)

Includes a total of 378,050 shares that directors and executive officers may acquire under outstanding options, 63,582 shares credited to the executive officers’ accounts within the Company’s Deferred Compensation Plan, and 13,114 shares distributed or credited to the executive officers’ deferred compensation accounts after February 27, 2015 relating to vested performance unit awards.

compensation discussion and analysis

Overview

This Compensation Discussion and Analysis describes the material elements of the compensation awarded to, earned by and paid to our Chairman of the Board and Chief Executive Officer, our Chief Financial Officer and our other executive officers included in the Summary Compensation Table on page 34 below. These individuals are referred to in this Proxy Statement as our “named executive officers.” The discussion below focuses on the information contained in the tables and related footnotes and narrative primarily for 2014 under the heading “Compensation and Other Benefits” below, but also describes actions taken before 2014 to the extent it enhances the understanding of our executive compensation disclosure.

In connection with the discharge of its responsibilities, the Compensation Committee considered the result of the advisory, non-binding “say-on-pay” vote of our stockholders at the Company’s 2014 Annual Meeting of Stockholders. Because over 93% of the votes cast by our stockholders approved the compensation programs described in our proxy statement for the 2014 Annual Meeting of Stockholders, the Compensation Committee has not implemented any significant changes to our compensation programs as a result of the stockholder advisory vote. In light of the voting results with respect to the frequency of stockholder advisory votes on executive compensation at the 2011 Annual Meeting of Stockholders, the Board decided that the Company will hold an advisory vote on the compensation of named executive officers on an annual basis.

Compensation Objectives and Philosophy

Our executive compensation program is designed to:

●	attract, motivate, retain and reward executive officers and other key employees who are likely to contribute to our long-term success;

●	provide a “team” approach where executive officers and key employees with differing functional responsibilities work together to achieve overall strategic objectives;

●

create a flexible environment that allows us to grant variable compensation based on actual performance results taking into account internal business goals as well as changing business and economic conditions during times of economic uncertainty;

●	focus management on maximizing stockholder value through equity-based compensation aligned to stockholder returns;

●	provide compensation opportunities depending upon our performance relative to our competitors and changes in our performance over time; and

●	ensure that our compensation program is competitive in the industry.

Our executive compensation program and decisions of the Compensation Committee are based on the following philosophy and principles:

●

As a performance driven company, we favor having a significant component of variable compensation tied to actual results that are evaluated at the end of the year when all the relevant factors can be taken into account, such as Company performance and changing business and economic conditions, over solely fixed compensation.

●

In order to foster cooperation and communication among our executives and among their respective teams, the Compensation Committee and the Board of Directors place primary emphasis on Company performance (rather than individual performance).

●	We differentiate individual compensation among our executives based on scope and nature of responsibility, education and experience, job performance and potential.

●

We seek to align the interests of our executives with the interests of our stockholders through the use of long-term, equity-based incentive compensation, primarily in the form of performance unit awards.

            Our primary objective is to provide a total compensation program that establishes competitive base salaries, bonus opportunities that reward above-average performance, and equity-based incentive programs designed to achieve sustainable long-term corporate growth and build executive equity ownership in alignment with the interests of our stockholders.

Setting Executive Compensation

In determining the amount of compensation to pay our named executive officers, the Compensation Committee considers factors such as: the executive’s position within the Company and the level of responsibility, skills and experiences required by the executive’s position; the executive’s experience and qualifications; our ability to replace such individual and the overall competitive environment for executive talent; the attainment of or failure to attain Company objectives and the difficulty in achieving desired Company objectives; individual performance of the executive as measured by the impact of such performance on the attainment of Company objectives; the Company’s performance in various economic environments; current and historical compensation levels; the executive’s length of service to our Company; the Compensation Committee’s view of internal equity and consistency; and other considerations it deems relevant. In analyzing some of these factors, the Compensation Committee from time to time reviews competitive compensation data gathered in comparative surveys, as well as publicly available comparable public company information.

We hired a compensation consulting firm a number of years ago to conduct an overall analysis of our executive compensation program, including a competitive assessment of the base salaries, short-term and long-term incentives, benefits and perquisites paid to our executive officers and to review the option holdings of our executive officers in comparison to similar executives of other companies in our industry sector. The Compensation Committee continues to use the approach and methodology from that review, along with the use of other appropriate published data, to assist it in determining the amount of base salary, annual incentive compensation, total compensation and the form and amount of long-term equity-based incentive compensation to pay our named executive officers. Although the Compensation Committee has not retained a compensation consulting firm since the previous analysis, it believes the information from the compensation consulting firm’s analysis not only confirmed the Company’s approach to structuring its compensation programs, but is still valuable in assisting in the determination of compensation on an ongoing basis. The Compensation Committee uses competitive compensation data provided by Equilar, Inc. and may in the future use compensation consulting firms to evaluate the overall effectiveness and competitiveness of its executive compensation program.

Our executive compensation program as a whole and each individual element of the program is designed to be competitive in order to attract, motivate and retain executives necessary to the achievement of our Company objectives. We generally target total compensation and each element of total compensation within a reasonable range of our competitive market. In connection with the compensation consulting firm’s analysis of our executive compensation program, we define our industry sector as a peer group of 8 long-haul truckload carriers that had between approximately $250 million and approximately $3 billion in revenue. We continue to include these companies in our peer group based on their current business profiles being similar to ours and because we believe we compete with these or similar companies for executive talent and for stockholder investments. The companies in our peer group consist of the following:

●	Celadon Group, Inc.
●	Covenant Transport, Inc.
●	Heartland Express, Inc.
●	Knight Transportation, Inc.
●	P.A.M. Transportation Services, Inc.
●	Swift Transportation Company, Inc.
●	USA Truck, Inc.
●	Werner Enterprises, Inc.

While the Compensation Committee recognizes that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to our Company, the Compensation Committee, nonetheless, believes that gathering this information is an important part of its compensation-related decision-making process.

Executive Compensation Components

The principal elements of our executive compensation program include:

●	base salary compensation;

●	annual incentive compensation;

●	equity-based compensation; and

●	executive benefits and perquisites.

In addition, our executive compensation program also includes certain change in control arrangements.

Except as described below, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, the Compensation Committee’s philosophy is to make a significant portion of an executive’s compensation at risk and based on actual results that are evaluated at the end of the year when all of the relevant factors can be taken into account, such as Company performance and changing business and economic conditions. The Compensation Committee believes that since our executive officers have more opportunity to affect our performance, they should be held more accountable for results. It is also the Compensation Committee’s view to keep cash compensation at a competitive level while providing the opportunity to be well rewarded through long-term equity-based incentive compensation in the form of stock options if the Company’s stock price performs well over time and, for performance unit awards, if the Company’s diluted net income per share increases year over year. We believe these equity-based awards to our executive officers help ensure that they have a stake in the Company’s long-term success by providing an incentive to improve the overall growth, profitability and value of our Company.

Base Salary Compensation

We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year to support a reasonable standard of living.

We initially fix base salaries for our executives at a level we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. We also take into account the base compensation paid by companies in our peer group.

The Compensation Committee reviews base salaries for our named executive officers each year beginning in April and generally approves any increases at its May meeting held in conjunction with our Annual Meeting of Stockholders. Any increases in base salaries are typically effective in April of that year. This decision is made in May because the Compensation Committee takes the results of the first quarter of each fiscal year into consideration when deciding whether to increase base salaries.

In determining the amount of base salaries for our named executive officers, the Compensation Committee strives to target base salaries within the range of salaries for executives in similar positions and with similar responsibilities at companies in our current peer group. The Compensation Committee’s determinations regarding the base salaries of our named executive officers are also based on a number of other factors, including: the executive’s position within the Company and the level of responsibility, the skills and experience required by the executive’s position; the executive’s experience and qualifications; our ability to replace such individual and the overall competitive environment for executive talent; the executive’s current base salary; the executive’s length of service to our Company, the executive’s past performance and the impact of such performance on the attainment of Company objectives; competitive compensation data; the Compensation Committee’s view of internal equity and consistency; and other considerations it deems relevant. Following these factors, we typically increase base salaries for executive officers modestly from year to year consistent with our general philosophy of favoring variable, performance-based compensation.

In particular, the Compensation Committee’s determination of base salary for each of the named executive officers included an emphasis on the following factors:

•     Mr. Marten’s leadership role as Chief Executive Officer and Chairman of the Board of the Company, length of service with the Company, in-depth knowledge of the trucking industry, position based on competitive compensation data and relative level of responsibility when compared to other executive officers;

•     Mr. Kohl’s prior experience and qualifications, including his operational experience in, and in-depth knowledge of, the trucking industry, position based on competitive compensation data and relative level of responsibility as President when compared to other executive officers;

•     Mr. Nash’s length of service to Marten, position based on competitive compensation data and his role and relative level of responsibility as Executive Vice President of Sales and Marketing;

•     Mr. Hinnendael’s experience and qualifications, including his financial expertise, position based on competitive compensation data and relative level of responsibility as Chief Financial Officer when compared to other executive officers; and

•     Mr. Turner’s length of service to Marten, position based on competitive compensation data and his role and relative level of responsibility as Senior Vice President of Sales.

Annualized salary rates for 2013, 2014 and 2015 for the named executive officers are as follows:

	2013(1)	2014(2)	2015(3)
Randolph L. Marten	$575,000	$586,500	$586,500
Timothy M. Kohl	417,300	434,000	434,000
Timothy P. Nash	289,900	301,500	301,500
James J. Hinnendael	234,400	243,800	243,800
John H. Turner	232,800	242,100	242,100

(1)

On May 3, 2013, the Compensation Committee approved the following increases to base salary, retroactive to April 8, 2013: Mr. Marten from $552,860 to $575,000; Mr. Kohl from $401,275 to $417,300; Mr. Nash from $281,464 to $289,900; Mr. Hinnendael from $227,548 to $234,400; and Mr. Turner from $226,003 to $232,800.

(2)

On May 6, 2014, the Compensation Committee approved the following increases to base salary, retroactive to April 7, 2014: Mr. Marten from $575,000 to $586,500; Mr. Kohl from $417,300 to $434,000; Mr. Nash from $289,900 to $301,500; Mr. Hinnendael from $234,400 to $243,800; and Mr. Turner from $232,800 to $242,100.

(3)

The Compensation Committee reviews base salaries for our named executive officers each year beginning in April and generally approves any increases at its May meeting held in conjunction with our Annual Meeting of Stockholders.

For 2014, base salaries accounted for approximately 67% of total compensation for our Chairman of the Board and Chief Executive Officer and 69% on average for the other named executive officers. We typically increase base salaries for executive officers modestly from year to year consistent with our general philosophy of favoring discretionary incentive compensation.

The Compensation Committee approved increases ranging from 2% to 4% for our current named executive officers effective as of April 7, 2014, and increases ranging from 3% to 4% effective as of April 8, 2013. These increases were based on the Compensation Committee’s determination to maintain the Company’s competitive total compensation position in the marketplace.

Annual Incentive Compensation

2012 through 2014 Executive Officer Performance Incentive Plan

In March 2011, the Compensation Committee adopted the Executive Officer Performance Incentive Plan. The Executive Officer Performance Incentive Plan provides for cash bonuses in varying percentages of annual base compensation to the executive officers selected by the Compensation Committee if the diluted net income per share in the award year is 110% or more of the diluted net income per share in the prior year. The award will be an amount equal to the percentage increase in the award year’s diluted net income per share over the prior year’s diluted net income per share multiplied by the executive officer’s base salary in the calendar year in which the bonus award is calculated. The award year’s diluted net income per share is the Company’s diluted net income per share, determined in accordance with generally accepted accounting principles, prior to accounting for the aggregate value of vesting performance unit awards, the aggregate value of the cash bonus awards under the plan and the related tax effects for the award year. The prior year’s diluted net income per share is the Company’s diluted net income per share, as reported in its audited financial statements, for the prior year. The Compensation Committee also has the discretion to adjust the diluted net income per share for the award year and the prior year to account for extraordinary items affecting the diluted net income per share. The Compensation Committee will make an annual determination of the executive officer participants in the Executive Officer Performance Incentive Plan. In February 2012, the Compensation Committee recommended, and our Board of Directors approved, an amendment effective January 1, 2012 to the Executive Officer Performance Incentive Plan which establishes a bonus pool calculated as the percentage increase in diluted net income per share as previously defined multiplied by the aggregate base salary for all executive officers. The Compensation Committee makes an annual determination of the executive officer participants in the plan and, at the end of each year, based on the recommendation of the Chief Executive Officer for all officers other than the Chief Executive Officer, the allocation of the bonus pool among the participants.

For 2012, the Company’s executive officers were each awarded cash bonuses which, in total, were in the amount of 13.9% of the aggregate annual base salary of the officers in accordance with the plan. The bonus pool was allocated among the executive officers based on their relative performance and ranged from 11.5% to 15.4% of their base salary.

For 2013, the available bonus pool under the Executive Officer Performance Incentive Plan was equal to 11.4% of the aggregate annual base salary of the executive officers based on the Company’s percentage increase from the prior year’s to the award year’s diluted net income per share. The Company’s executive officers recommended, and the Compensation Committee approved, a 50% decrease in the executive officer bonus pool in order to increase the cash bonuses awarded to other Company employees. As a result, the Company’s executive officers were each awarded a cash bonus in the amount of 5.7% of annual base salary.

For 2014, no cash bonuses were awarded to the Company’s executive officers because the 2014 diluted net income per share was not 110% or more of the 2013 diluted net income per share.

Equity-based Compensation

The third component of our executive compensation program consists of equity-based compensation. We award stock options and performance unit awards to align the interests of our executive officers and key personnel with our stockholders and to increase our long-term value. Through deferred vesting, this component of our compensation program creates an incentive for individuals to remain with us and promote long-term Company goals. We generally grant an option to purchase shares of common stock to our director-level employees and our executive officers upon their promotion to such positions. In addition, from time to time we grant additional options to purchase shares of common stock and performance unit awards to our executive officers and key personnel based primarily upon the individual’s actual and/or potential contribution and our financial performance. To date, all stock options have been granted at fair market value. The stock options and, to a lesser extent, the performance unit awards vest over a period of several years.

In 2005, our Board of Directors and stockholders approved the 2005 Stock Incentive Plan, pursuant to which our named executive officers (as well as other employees) are eligible to receive equity compensation awards, including stock options and restricted stock awards, stock appreciation rights, performance unit awards and stock bonuses. For more information concerning the terms of this plan, we refer you to “Compensation and Other Benefits—Grants of Plan-based Awards.” Currently, we provide named executive officers with service-based stock options and performance unit awards.

Stock options and performance unit awards become valuable as our common stock price increases and the holder remains employed during the period required for the option or unit award to “vest,” and, in the case of performance unit awards, the overall Company performance objectives are satisfied. This provides an incentive for the holder to remain employed by us. In addition, these agreements link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase the market price of our stock.

In May 2012, the Compensation Committee recommended, and our Board of Directors approved, the granting of performance unit awards under our 2005 Stock Incentive Plan to the Company’s current named executive officers totaling 51,300 share units. This was the Company’s third grant of such awards. The unit awards will vest and become the right to receive a number of shares of common stock equal to a total vesting percentage multiplied by the number of units subject to such award. For purposes of the award, the vesting percentage is equal to the percentage increase, if any, in the Company’s diluted net income per share for the year being measured over the prior year, as reflected on the Company’s audited financial statements for each such year, plus five percentage points. The goal of the awards is to incentivize the named executive officers to increase our earnings an average of fifteen percent per year over five years, which, when combined with the five percent per year service based component, would result in full vesting over five years. The performance vesting percentage could be achieved earlier than in five years if annual earnings growth exceeds the average of fifteen percent, or not fully achieved if the annual earnings growth averages less than fifteen percent over the five-year period. The amount of unit awards within each of the grants to the named executive officers was tied to the level of each executive officer’s base compensation. At least half of all vested awards must be credited to the named executive officer’s discretionary account in our deferred compensation plan. For additional information concerning the terms of outstanding awards, we refer you to “Compensation and Other Benefits – Grants of Plan-based Awards.”

In May 2013, the Compensation Committee recommended, and our Board of Directors approved, the granting of performance unit awards under our 2005 Stock Incentive Plan to the Company’s current named executive officers totaling 54,600 share units. The terms of these awards are similar to the awards granted in 2012.

In May 2014, the Compensation Committee recommended, and our Board of Directors approved, the granting of performance unit awards under our 2005 Stock Incentive Plan to the Company’s current named executive officers totaling 36,400 share units. The terms of these awards are similar to the awards granted in 2012 and 2013.

The long-term incentive compensation information for our named executive officers during 2012, 2013 and 2014 is included in the Summary Compensation Table on page 34. Additional information on long-term incentive awards is shown in the Outstanding Equity Awards at Fiscal Year-end Table on page 39.

Executive Benefits and Perquisites; Other Compensation Arrangements

It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. The only significant perquisite that we currently provide to our named executive officers is the use of a Company car by our Chairman of the Board and Chief Executive Officer. We previously provided to our executive officers personal use of Company aircraft until we sold our ownership interest in the aircraft in August 2012. Also, beginning in 2000, we reimburse executive officers for their current accumulated vacation pay upon appointment as an executive officer.

In May 2005, the Compensation Committee approved a general policy regarding use of our corporate aircraft by our executive officers. If any executive officer used our corporate aircraft for combined business/personal use under applicable IRS regulations, we included in the executive officer’s taxable income the value of such personal use in accordance with IRS regulations. In March 2011, the Compensation Committee terminated our previous policy of providing tax gross-ups on an executive’s personal use of the corporate aircraft and personal transportation for combined business/personal use due to changes in compensation and governance practices. The personal use of our corporate aircraft was generally limited to spouses or guests accompanying executive officers on business trips until the aircraft was disposed of in August 2012.

Our executives receive benefits, which are also received by our other employees, including 401(k) matching contributions, and health, dental and life insurance benefits. We do not provide pension arrangements or post-retirement health coverage for our executives or employees.

All of our employees, including our executive officers, are employed at will and do not have employment agreements. We have, however, entered into written change in control agreements with each of our executive officers, which provide for certain cash and other benefits upon the termination of the executive officer’s employment with us under certain circumstances, as described below.

In February 2010, we entered into an indemnification agreement with each of our executive officers. Under each indemnification agreement, we agree to indemnify the executive officer against liability arising out of performance of their duties to us and to advance expenses, if the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.

In August 2010, we adopted our deferred compensation plan, which is an unfunded, nonqualified deferred compensation plan designed to allow board elected officers and other select members of management of the Company designated by the Company’s Compensation Committee to save for retirement on a tax-deferred basis. The deferred compensation plan is described in more detail elsewhere in this Proxy Statement under the heading “Compensation and Other Benefits – Nonqualified Deferred Compensation.”

Change in Control and Post-termination Severance Arrangements

Our 2005 Stock Incentive Plan provides that in the event a change in control occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the incentive award or at any time after such grant, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and all outstanding performance unit awards and stock bonuses will vest or continue to vest in accordance with their agreement. Using discretionary authority under the plan, our Compensation Committee approved Non-Statutory Stock Option Agreements which provide that such options become immediately exercisable in full in the event of a change in control with respect to options that have been outstanding for at least six months. Our Performance Unit Award Agreements become immediately vested in full upon a change in control if the grantee’s employment with us is terminated other than for death, cause, or the grantee terminating their employment for good reason, on or before the last day of the 24th month after the change in control. In addition, the Committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance unit awards will receive, with respect to some or all of the shares subject to the performance unit awards, cash in an amount equal to the fair market value of such shares immediately prior to the effective date of such change in control. Using discretionary authority under the plan, our Compensation Committee approved a form of Non-Statutory Stock Option Agreement and a form of Performance Unit Award Agreement that allows such cash payments for all outstanding option and unit award shares for all participants.

In March 2006, the Compensation Committee approved the execution of Change in Control Severance Agreements with each then-current named executive officer pursuant to which we agreed to provide certain benefits to these executives if they are terminated in connection with a change in control. These Change in Control Severance Agreements were effective upon execution and continue until the termination of the executive’s employment or until we terminate the agreement upon fifteen months prior written notice. In August 2007, the Company’s Board of Directors approved Amended and Restated Change in Control Severance Agreements for Mr. Marten, Mr. Nash and Mr. Hinnendael. The Amended and Restated Change in Control Severance Agreements made changes to the Change in Control Severance Agreements previously entered into between the Company and these officers, in order to comply with final regulations published by the Internal Revenue Service under an exception to Section 409A of the Internal Revenue Code of 1986, as amended, and there were no changes to the economic terms of the Change in Control Severance Agreements. The Board of Directors also approved a Change in Control Severance Agreement containing similar terms with Mr. Turner effective in August 2007 in connection with his appointment as an executive officer and with Mr. Kohl effective in June 2008 in connection with his appointment as President. In December 2008, we made a technical amendment to the Amended and Restated Change in Control Severance Agreements with Mr. Marten, Mr. Nash and Mr. Hinnendael, and to the Change in Control Severance Agreements with Mr. Turner and Mr. Kohl.

Under these agreements, these executive officers are entitled to certain benefits if they are terminated either within 24 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave our employ for “good reason.”

Upon a termination in connection with a change in control, these executives will be entitled to receive a lump sum cash payment of 100% of their base salary (except for Mr. Marten, who will receive 200% of his base salary), plus one times the executive’s highest bonus in the preceding three calendar years (except for Mr. Marten, who will receive two times such amount). In addition, these executives will receive welfare benefits for a period of twelve months (except for Mr. Marten, who will receive such benefits for twenty-four months). These arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this Proxy Statement under the heading “Compensation and Other Benefits—Potential Payments Upon Termination or Change in Control.”

Prior to March 2011, if an executive was subject to excise tax in connection with our payments under a Change in Control Severance Agreement, we would have made an additional excise tax gross-up payment to the executive equal to the excise tax as a result of the payments under the Change in Control Severance Agreement, including any excise tax as a result of the gross-up payment. In March 2011, due to changing compensation and governance practices, we amended our Change in Control Severance Agreements with our executive officers to provide for no excise tax gross-up.

In order for our named executive officers to receive any other payments or benefits as a result of a change in control of our Company, there must be a termination event, such as a termination of the executive’s employment by our successor without cause or a termination of the executive’s employment by the executive for good reason. The termination of the executive’s employment by the executive without good reason will not give rise to additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but will also require a termination event described above, and thus are known as “double trigger” change in control arrangements.

We believe that the change in control protections provided in the agreements described above are relevant and an important part of our executive compensation program. We believe that these arrangements mitigate some of the risk that exists for executives working in a smaller company, where there is a meaningful likelihood that the Company may be acquired. These arrangements are intended to attract and retain qualified executives who may have employment alternatives that may appear to them, in light of a possible change in control, to be less risky absent these arrangements. We also believe similar protections are typically provided by other companies, including companies with which we compete for executive talent, and thus believe we must continue to offer such protections in order to be competitive.

Except for our Change in Control Severance Agreements and award agreements under our 2005 Stock Incentive Plan, our named executive officers are not party to any employment or severance agreements and are not entitled to any particular severance benefit upon their involuntary termination of employment by the Company. The Compensation Committee may, however, provide severance on a case by case basis in its discretion.

Total Compensation Mix

The table below illustrates how total compensation for our named executive officers for 2014 was allocated between performance and non-performance based components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

	Total Compensation Mix (Base Salary, Annual Cash Incentives and Equity Incentives)
	% of Total Compensation that is:		% of Performance-Based Total Compensation that is:		% of Total Compensation that is:
	Performance-Based (1)	Not Performance-Based (2)	Annual (3)	Long-Term (4)	Cash- Based (5)	Equity- Based (6)
Randolph L. Marten	29.6%	70.4%	--%	100.0%	70.4%	29.6%
Timothy M. Kohl	30.0%	70.0%	--%	100.0%	70.0%	30.0%
Timothy P. Nash	30.4%	69.6%	--%	100.0%	69.6%	30.4%
James J. Hinnendael	29.5%	70.5%	--%	100.0%	70.5%	29.5%
John H. Turner	29.2%	70.8%	--%	100.0%	70.8%	29.2%

(1)	The sum of annual cash incentives and long-term equity incentives divided by total compensation.

(2)	The sum of base salary and all other compensation divided by total compensation.

(3)	Annual performance-based cash and equity incentives divided by the sum of annual performance-based cash and equity incentives and long-term performance-based equity incentives.

(4)	Long-term performance-based equity incentives divided by the sum of annual performance-based cash and equity incentives and long-term performance-based equity incentives.

(5)	The sum of base salary, annual cash incentives and all other compensation divided by total compensation.

(6)	Long-term equity incentives divided by total compensation.

We believe that the above table illustrates general alignment of our 2014 named executive officer compensation with our overall compensation objective and philosophies of aligning the interests of our executives with the interests of our stockholders through the use of long-term, equity-based incentive compensation.

Accounting and Tax Considerations

Section 162(m)

Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our named executive officers. Since none of our named executive officers received compensation over $1 million during 2014, we will not be affected by the limitations of Section 162(m) of the Internal Revenue Code. We intend generally to structure our executive compensation arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Internal Revenue Code; however, we do reserve the right to offer compensation arrangements as may from time to time be necessary to attract and retain top-quality management.

Accounting for Equity-based Compensation

We account for share-based payment arrangements, including our 2005 Stock Incentive Plan, in accordance with FASB ASC 718, Compensation-Stock Compensation.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this Proxy Statement with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement for filing with the Securities and Exchange Commission.

This report is dated as of March 3, 2015.

COMPENSATION COMMITTEE

THOMAS J. WINKEL (CHAIR)
JERRY M. BAUER
ROBERT L. DEMOREST
LARRY B. HAGNESS
G. LARRY OWENS

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION AND OTHER BENEFITS

Summary Compensation Table

The table below provides information relating to compensation for fiscal years 2014, 2013 and 2012 for the Company’s Chairman of the Board and Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers of the Company other than the Chief Executive Officer and the Chief Financial Officer. The executives named in this table are referred to in this Proxy Statement as our named executive officers. The details of our named executive officers’ compensation are discussed in detail in the Compensation Discussion and Analysis beginning on page 20.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compen- sation (2)	Total

Randolph L. Marten	2014	$605,519	$—	$268,080	$33,384	$906,983
Chairman and	2013	568,188	32,387	257,220	32,860	890,655
Chief Executive Officer	2012	547,905	76,159	224,165	55,879	904,108

Timothy M. Kohl	2014	445,554	—	194,358	7,176	647,088
President	2013	412,369	23,505	186,485	7,565	629,924
	2012	396,526	58,437	178,075	10,411	643,449

Timothy P. Nash	2014	309,527	—	138,508	7,948	455,983
Executive Vice President	2013	287,304	16,376	132,897	7,651	444,228
of Sales and Marketing	2012	278,942	38,773	119,415	7,087	444,217

James J. Hinnendael	2014	250,284	—	107,232	5,397	362,913
Chief Financial Officer	2013	232,292	13,241	102,888	4,442	352,863
	2012	225,509	34,666	98,465	4,814	363,454

John H. Turner	2014	248,550	—	104,998	6,235	359,783
Senior Vice President	2013	230,709	13,150	100,745	5,724	350,328
of Sales	2012	223,977	31,133	96,370	5,661	357,141

(1)

This column reflects the aggregate grant date fair value of performance unit awards granted to each named executive officer in 2012, 2013 and 2014 calculated in accordance with FASB ASC 718, Compensation-Stock Compensation and based on the closing market price on the date of grant. The awards reported in this column are also disclosed in the Grants of Plan-based Awards table on page 36.

(2)	Included in this column are the following items:

	Year	Life Insurance Premiums	Use of Aircraft (a)	Personal Commercial Travel	401(k) Match (b)	Use of Company Car (c)

Randolph L. Marten	2014	$1,980	$—	$2,169	$3,187	$26,048
	2013	1,980	—	1,262	3,570	26,048
	2012	1,980	24,986	1,110	3,500	24,303

Timothy M. Kohl	2014	2,210	—	—	4,966	—
	2013	2,210	—	—	5,355	—
	2012	2,210	2,577	374	5,250	—

Timothy P. Nash	2014	1,980	—	517	5,451	—
	2013	1,901	—	474	5,276	—
	2012	1,837	—	—	5,250	—

James J. Hinnendael	2014	535	—	—	4,862	—
	2013	511	—	—	3,931	—
	2012	320	—	—	4,494	—

John H. Turner	2014	533	—	482	5,220	—
	2013	505	—	584	4,635	—
	2012	489	—	469	4,703	—

(a)

The incremental cost to the Company of personal use of Company aircraft was calculated based on the variable operating costs to the Company. Variable costs included fuel, maintenance, crew travel expenses, trip related fees and storage costs, and other miscellaneous variable costs. The methodology excluded fixed costs that did not change on usage, such as purchase or lease costs of the aircraft and non-trip related hanger expenses. The variable costs to the Company were allocated pro-rata to guests or spouses accompanying named executive officers on business trips to derive the incremental costs. We included in the executive officer’s taxable income the value of such personal use in accordance with IRS regulations. In March 2011, the Compensation Committee terminated our previous policy of providing tax gross-ups on an executive’s personal use of the corporate aircraft and personal transportation for combined business/personal use due to changes in compensation and governance practices. In August 2012, the Company sold its ownership interest in the aircraft.

(b)

We sponsor a defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code. Employees, including executive officers, are eligible for the plan after three months of service. Participants are able to contribute up to the limit set by law, which in 2014 was $17,500 for participants less than age 50 and $23,000 for participants age 50 and above. We contribute 35% of each participant’s contribution, up to a total of 6% contributed. Our contribution vests at the rate of 20% per year for the first through fifth years of service. In addition, we may make elective contributions as determined by our Board of Directors. No elective contributions were made in 2014, 2013 or 2012.

(c)	Represents the depreciation expense of a Company car.

Grants of Plan-based Awards

The table below provides information regarding grants of plan-based awards to each of our named executive officers under our 2005 Stock Incentive Plan in 2014. Our named executive officers were not granted any plan-based awards under our other plans in 2014.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair
Name	Grant Date	Threshold	(1) Target	Maximum	Threshold	(2) Target	Maximum	Value (3)

Randolph L. Marten	N/A	$58,650	—	—	—	—	—	$—
	May 6, 2014	—	—	—	—	—	12,000	268,080

Timothy M. Kohl	N/A	43,400	—	—	—	—	—	—
	May 6, 2014	—	—	—	—	—	8,700	194,358

Timothy P. Nash	N/A	30,150	—	—	—	—	—	—
	May 6, 2014	—	—	—	—	—	6,200	138,508

James J. Hinnendael	N/A	24,380	—	—	—	—	—	—
	May 6, 2014	—	—	—	—	—	4,800	107,232

John H. Turner	N/A	24,210	—	—	—	—	—	—
	May 6, 2014	—	—	—	—	—	4,700	104,998

(1)

Represents potential performance-based non-equity awards under our Executive Officer Performance Incentive Plan, which is described in greater detail in “Compensation Discussion and Analysis.” The plan provides for a cash bonus to be distributed to the executive officers which is calculated as an allocation of a bonus pool that is based on the percentage increase in the award year diluted net income per share over the prior year diluted net income per share, multiplied by the aggregate base salary for all executive officers, subject to the increase being at least 10%. Therefore, we calculated the threshold for each executive officer as current annual base salary multiplied by 10% assuming equal allocation of the bonus pool on a percentage basis. There are no target or maximum award amounts under the plan.

(2)

These performance unit awards granted in 2014 will vest and become the right to receive a number of shares of common stock equal to a total vesting percentage multiplied by the number of units subject to such award. For purposes of the award, the vesting percentage is equal to the percentage increase, if any, in our diluted net income per share for the year being measured over the prior year, as reflected on our audited financial statements for each such year, plus five percentage points. All payments will be made in shares of our common stock. One half of the vested performance units will be paid to the named executive officers immediately upon vesting, while the other half will be credited to each named executive officer’s account within the Marten Transport, Ltd. Deferred Compensation Plan, which restricts the sale of vested shares to the later of each individual’s termination of employment or attainment of age 62.

(3)

The grant date fair value of the awards is calculated in accordance with FASB ASC 718, Compensation-Stock Compensation and is based on the closing market price on the date of grant. Vested award unit shares credited to each named executive officer’s account within the Marten Transport, Ltd. Deferred Compensation Plan will earn dividends at the same rate as common stock.

Executive Officer Performance Incentive Plan

The material terms of our Executive Officer Performance Incentive Plan is described in the Compensation Discussion and Analysis beginning on page 20.

2005 Stock Incentive Plan

Under the terms of our 2005 Stock Incentive Plan, all of our named executive officers, as well as other employees and any subsidiary employees (including officers and directors who are also employees), are eligible to receive incentive awards. To date, only stock options and performance unit awards have been granted under the plan. The plan contains an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits, which are subject to change in our corporate structure or shares.

The exercise price of an option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or, if the option is an incentive stock option, 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the plan, “fair market value” means the closing sale price of a share of our common stock on the grant date as reported on the NASDAQ Global Select Market.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory options.

Options may be exercised in whole or in installments, as determined by the Board or its committee, and may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by us or a subsidiary for a certain period. An option may not remain exercisable after 10 years from its date of grant (or, if the option is an incentive stock option, five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

A performance unit award is an award of a right to receive the fair market value of shares of common stock payable in shares of our common stock granted to a participant where vesting is contingent upon achievement of performance criteria or other objectives during a specified period.

Shares of common stock that are issued under the plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the plan, but any shares of common stock subject to an incentive award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested and any shares of common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of common stock will automatically again become available for issuance under the plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in our corporate structure or shares, appropriate adjustment will be made to:

●	the number and kind of securities available for issuance under the plan; and

●	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

The plan is administered by our Compensation Committee, which has the authority to determine all necessary or desirable provisions of incentive awards, including the eligible recipients who will be granted one or more incentive awards under the plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions. The Compensation Committee has the authority to pay the economic value of any incentive award in the form of common stock and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the plan and any affected participant has consented to the amendment or modification.

The Board may suspend or terminate the plan or any portion of the plan at any time, and may amend the plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests. However, no amendments to the plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code, Section 162(m) of the Internal Revenue Code or the rules of the NASDAQ Global Select Market, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the Board or its committee may permit a participant to transfer all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Our 2005 Stock Incentive Plan terminates on May 3, 2015, which will prevent us from issuing additional equity awards. Any equity awards previously awarded under the plan will continue to be subject to the plan in accordance with their terms. Accordingly, on March 3, 2015, the Board of Directors, upon recommendation of the Compensation Committee, approved the Marten Transport, Ltd. 2015 Equity Incentive Plan, subject to approval by our stockholders at the Annual Meeting.

Outstanding Equity Awards at Fiscal Year-end

The following table provides information regarding outstanding equity incentive plan awards for each of our named executive officers that remained outstanding at December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (1)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (2)

Randolph L. Marten	36,000	(3)	—	$15.727	March 1, 2016	45,781	$1,000,774
	35,700	(4)	—	11.68	May 6, 2015

Timothy M. Kohl	75,000	(4)	—	11.68	May 6, 2015	33,507	732,470

Timothy P. Nash	22,500	(3)	—	15.727	March 1, 2016	23,657	517,150

James J. Hinnendael	75,000	(5)	—	14.627	January 25, 2016	18,716	409,137
	18,000	(3)	—	15.727	March 1, 2016
	14,250	(4)	—	11.68	May 6, 2015

John H. Turner	7,500	(6)	—	12.413	January 1, 2017	18,405	402,332
	18,000	(7)	—	11.04	August 13, 2017
	3,800	(4)	—	11.68	May 6, 2015

(1)

One half of the performance unit award shares that vested as of December 31, 2014 were distributed and credited to each named executive officer’s discretionary account within the Marten Transport, Ltd. Deferred Compensation Plan in March 2015, and the other half were paid directly to the named executive officer. This number considers such shares vested in 2014.

(2)	Market value has been determined based on the closing market price of our common stock of $21.86 per share on December 31, 2014.

(3)	This stock option award was granted March 1, 2006 and vests, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date.

(4)	This stock option award was granted May 6, 2008 and vests, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date.

(5)	This stock option award was granted January 25, 2006 and vests, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date.

(6)	This stock option award was granted January 1, 2007 and vests, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date.

(7)	This stock option award was granted August 13, 2007 and vests, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of the option grant date.

Option Exercise and Stock Vested – 2014

The following table provides information regarding the exercise of stock options during 2014 for Timothy P. Nash and John H. Turner on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Timothy P. Nash	8,000	$74,630

John H. Turner	3,200	42,624

None of our other named executive officers exercised stock options in 2014.

The following table provides information regarding performance unit awards held by our named executive officers that vested during 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Randolph L. Marten	4,553	$99,518

Timothy M. Kohl	3,300	72,138

Timothy P. Nash	2,328	50,879

James J. Hinnendael	1,853	40,496

John H. Turner	1,833	40,058

(1)

This number reflects vesting in 2014 of 5 percent of the number of each named executive officer’s unit awards, comprised solely of a service vesting component of 5 percent. All payments are made in shares of common stock. In March 2015, one half of the vested performance units were paid to the named executive officers, while the other half were credited to each named executive officer’s account within the Marten Transport, Ltd. Deferred Compensation Plan, which restricts the sale of vested shares to the later of each individual’s termination of employment or attainment of age 62.

(2)	The value realized on vesting has been determined based on the closing market price of our common stock which was $21.86 per share on December 31, 2014.

Nonqualified Deferred Compensation

The following table provides information regarding our Marten Transport, Ltd. Deferred Compensation Plan, our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified, during the fiscal year ended December 31, 2014 for each of our named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Registrant Contributions in 2014 (1)(2)	Aggregate Gain in 2014 (3)	Aggregate Balance at December 31, 2014 (2)

Randolph L. Marten	$49,753	$37,093	$508,555

Timothy M. Kohl	36,069	26,588	364,935

Timothy P. Nash	25,445	18,730	257,123

James J. Hinnendael	20,242	15,010	205,895

John H. Turner	20,024	14,949	204,928

(1)

This amount reflects the vested performance unit awards that vested on December 31, 2014, and were credited to each named executive officer’s account within the Marten Transport, Ltd. Deferred Compensation Plan in March 2015, as further described above under “Option Exercise and Stock Vested – 2014.”

(2)	All amounts in these columns were included within the amount listed in our “Summary Compensation” table for the fiscal years 2012, 2013 and 2014 in the “Stock Awards” column.

(3)	This amount reflects the change in the fair market value of shares in each named executive officer’s account from December 31, 2013 to December 31, 2014, along with dividends earned.

In August 2010, our Board of Directors approved and adopted the Marten Transport, Ltd. Deferred Compensation Plan. The deferred compensation plan is an unfunded, nonqualified deferred compensation plan designed to allow board elected officers and other select members of our management designated by our Compensation Committee to save for retirement on a tax-deferred basis.

Under the terms of the plan, each participant is eligible to defer portions of their base pay, annual bonus, or receipt of common stock otherwise payable under a vested performance unit award. Each participant can elect a fixed distribution date for the participant’s deferral account other than certain required performance unit award deferrals credited to the discretionary account, which will be distributed after the later of the date of the participant’s termination of employment or the date the participant attains age 62. Upon termination of a participant’s employment with the Company, the plan requires a lump-sum distribution of the deferral account, excluding the required performance unit award deferrals, unless the participant had elected an installment distribution. Upon a participant’s death, the plan provides that a participant’s distributions accelerate and will be paid in a lump sum to the participant’s beneficiary. We may terminate the plan and accelerate distributions to participants, but only to the extent and at the times permitted under Section 409A of the Internal Revenue Code of 1986, as amended. We may terminate the plan and accelerate distributions upon a change in control, which is not a payment event under the plan. In conjunction with the approval of the plan, our Board of Directors also adopted an amendment to the Marten Transport, Ltd. 2005 Stock Incentive Plan to allow for deferral of receipt of income from a performance unit award under the plan.

One half of the performance unit award shares that vested as of December 31, 2014 were by the terms of the award required to be credited to each named executive officer’s account within the deferred compensation plan in March 2015.

Potential Payments upon Termination or Change in Control

All of our named executive officers are employed “at will” and, other than as described below, are not entitled to any severance or other payments under any agreement, contract, plan or arrangement upon their termination of employment without cause or otherwise. We have entered into agreements with our named executive officers that require us to provide compensation to them in the event of termination of their employment without cause in connection with or within a certain period of time after a “change in control” of our Company. Under these agreements, these executive officers are entitled to certain benefits if they are terminated either within 24 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave Marten’s employ for “good reason.”

Upon a termination in connection with a change in control, the named executive officers will be entitled to receive a lump sum cash payment of 100% of their base salary except for Mr. Marten, who will receive 200% of his base salary, plus one times the executive’s highest bonus in the preceding three calendar years except for Mr. Marten, who will receive two times such amount. In addition, these executives will receive welfare benefits for a period of twelve months except for Mr. Marten, who will receive such benefits for twenty-four months.

Our 2005 Stock Incentive Plan provides that in the event a change in control occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the incentive award or at any time after such grant, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and all outstanding performance unit awards and stock bonuses will vest or continue to vest in accordance with their agreement. Using discretionary authority under the plan, our Compensation Committee approved Non-Statutory Stock Option Agreements which provide that such options become immediately exercisable in full in the event of a change in control with respect to options that have been outstanding for at least six months. Our Performance Unit Award Agreements become immediately vested in full upon a change in control if the grantee’s employment with us is terminated other than for death, cause, or the grantee terminating their employment for good reason, on or before the last day of the 24th month after the change in control. In addition, the Committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance unit awards will receive, with respect to some or all of the shares subject to the performance unit awards, cash in an amount equal to the fair market value of such shares immediately prior to the effective date of such change in control. Using discretionary authority under the plan, our Compensation Committee approved a form of Non-Statutory Stock Option Agreement and a form of Performance Unit Award Agreement that allows such cash payments for all outstanding option and unit award shares for all participants.

For purposes of the 2005 Stock Incentive Plan, a “Change in Control” generally occurs if:

●	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

●	our stockholders approve any plan or proposal to liquidate or dissolve us;

●

we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

●

any successor, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Randolph L. Marten or Christine K. Marten or their affiliates, becomes the beneficial owner of more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors.

If a named executive officer’s employment or other service with the Company and all its subsidiaries terminates for any reason other than death, disability, or retirement, or a change in control occurs, all rights of the named executive officer under the Company’s 2005 Stock Incentive Plan and its stock option agreements granted thereunder will immediately terminate without notice of any kind, and the stock option will no longer be exercisable. However, if such termination is due to any reason other than termination by the Company or its subsidiaries for cause, the option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination. Cause means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any of its subsidiaries, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the named executive officer’s overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any of its subsidiaries. In no event will an option be exercisable after the tenth anniversary of its grant date.

If a named executive officer’s employment or other service with the Company and all its subsidiaries terminates for any reason, other than in the event a change in control occurs, all award units granted under performance unit award agreements that have not vested on or by such date will be terminated and forfeited.

Potential Payments to Named Executive Officers. The following table describes the payments that each of our named executive officers would have received if a change in control of the Company occurred on December 31, 2014 in connection with a termination of their employment on December 31, 2014:

Name	Executive Benefits and Payments	Payment

Randolph L. Marten	Lump Sum Payment Based on Two Times Base Salary	$1,173,000
	Two Times Highest Bonus in Three Preceding Years	152,318
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	1,000,774
	Welfare Benefits (2)	30,808
	Total	$2,356,900

Timothy M. Kohl	Lump Sum Payment Based on Base Salary	$434,000
	Highest Bonus in Three Preceding Years	58,437
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	732,470
	Welfare Benefits (2)	16,680
	Total	$1,241,587

Timothy P. Nash	Lump Sum Payment Based on Base Salary	$301,500
	Highest Bonus in Three Preceding Years	38,773
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	517,150
	Welfare Benefits (2)	16,806
	Total	$874,229

James J. Hinnendael	Lump Sum Payment Based on Base Salary	$243,800
	Highest Bonus in Three Preceding Years	34,666
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	409,137
	Welfare Benefits (2)	256
	Total	$687,859

John H. Turner	Lump Sum Payment Based on Base Salary	$242,100
	Highest Bonus in Three Preceding Years	31,133
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	402,332
	Welfare Benefits (2)	16,744
	Total	$692,309

(1)

Each of the presented named executive officer’s outstanding performance unit awards would have automatically accelerated and become immediately vested in full upon a change in control if we terminate the grantee’s employment within 24 months of the change in control. The value of the automatic acceleration of the vesting of unvested performance unit awards held by a named executive officer is based on the market price of the shares of our common stock underlying the unvested performance unit awards held by such officer as of December 31, 2014, which is based on the closing market price of our common stock on December 31, 2014, which was $21.86 per share. The value of the automatic acceleration and vesting of the unvested performance unit awards relates to awards granted on August 17, 2010, August 16, 2011, May 1, 2012, May 3, 2013 and May 6, 2014 to each named officer.

(2)	The value of the welfare benefits is based on the named executive officer’s estimated cost for medical insurance along with the named executive officer’s cost for life insurance premiums.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2014:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	1,204,483	(1)	$14.74	(2)	1,379,993

Equity compensation plans not approved by security holders	—		—		—

Total	1,204,483		$14.74		1,379,993

(1)

Includes 977,867 outstanding stock options and 226,616 outstanding performance unit awards as of December 31, 2014. This number has not been reduced by 14,415 performance unit award shares distributed and credited to the Marten Transport, Ltd. Deferred Compensation Plan in March 2015, which vested based upon our financial performance in 2014.

(2)	The weighted average exercise price does not take into account the shares to be issued upon vesting of outstanding performance unit awards, which have no exercise price.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee was comprised of Thomas J. Winkel, Jerry M. Bauer, Robert L. Demorest, Larry B. Hagness and G. Larry Owens, with Mr. Winkel serving as Chairman. None of the members of the Compensation Committee has ever been an officer or employee of the Company. During 2014, no executive officer of ours served as a member of the Board of Directors or compensation committee of any entity that had an executive officer serving as a member of our Board of Directors or Compensation Committee. See “Related Party Transactions” for a description of transactions between us and Bauer Built, Inc., of which Mr. Bauer is the chairman of the board and chief executive officer and the principal stockholder, and between us and Durand Builders Service, Inc., of which Mr. Hagness is the president and owner.

related party TRANSACTIONS

We purchase fuel and obtain tires and related services from Bauer Built, Inc., or BBI. Jerry M. Bauer, one of our directors, is the chairman of the board and chief executive officer and the principal stockholder of BBI. We paid BBI $562,000 in 2014, $585,000 in 2013 and $988,000 in 2012 for fuel and tire services. In addition, we paid $1.4 million in 2014, $1.6 million in 2013 and $1.7 million in 2012 to tire manufacturers for tires that we purchased from the tire manufacturers but were provided by BBI. BBI received commissions from the tire manufacturers related to these purchases. Other than any benefit received from his ownership interest, Mr. Bauer receives no compensation or other benefits from our business with BBI.

We paid Durand Builders Service, Inc. $495,000 in 2012 for various construction projects. We did not pay Durand Builders Service, Inc. for any services in 2014 or 2013. Larry B. Hagness, one of our directors, is the president and owner of Durand Builders Service, Inc. Other than any benefit received from his ownership interest, Mr. Hagness receives no compensation or other benefits from these transactions.

We believe that the transactions with related parties noted above are on reasonable terms which, based upon market rates, are comparable to terms available from unaffiliated third parties.

Our Board of Directors has delegated to our Audit Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for our Audit Committee to take an action with respect to a proposed related party transaction, the Chief Financial Officer may present the transaction arising in the time period between meetings of the Audit Committee to the Chair of the Committee, who shall review and may approve the transaction, subject to ratification by the Committee at the next meeting of the Committee. In addition, any related person transaction previously approved by the Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Committee, if any, and that all required disclosures regarding the related person transaction are made.

Any related person transaction proposed to be entered into by the Company must be reported to the Company’s Chief Financial Officer and shall be reviewed and approved by the Audit Committee of the Board of Directors pursuant to this policy, prior to effectiveness or consummation of the transaction, whenever practicable. If the Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee shall review and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee, or at the next meeting following the date that the related person transaction comes to the attention of the Chief Financial Officer; provided, however, that the Chief Financial Officer may present a related person transaction arising in the time period between meetings of the Audit Committee to the Chair of the Committee, who shall review and may approve the related person transaction, subject to ratification by the Audit Committee at the next Audit Committee meeting.

Our policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $25,000 and in which any related party had, has or will have a direct or indirect interest. The Board has determined that certain interests do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not “related person transactions” for purposes of the policy, including interests arising only from (a) the related person’s position as a director of another corporation or organization that is a party to the transaction, and /or (b) from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee shall review and consider:

●	the related person’s relationship to the Company and interest in the related person transaction (as an approximate dollar value, without regard to profit or loss);

●	the approximate total dollar value involved in the related person transaction;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	whether the related person transaction would impair the independence of an outside director;

●	whether the transaction with the related person would require a waiver of the Company’s Code of Ethics;

●	the terms on which the related person offers the products or services involved in the related person transaction to unrelated parties;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transactions.

 amendment to

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposal 2

Introduction

On March 3, 2015, our Board of Directors approved and declared the advisability of, subject to the approval of our stockholders, an amendment to our Amended and Restated Certificate of Incorporation that increases the aggregate number of shares of common stock that we have the authority to issue from 48,000,000 shares of common stock to 96,000,000 shares.

Our Board of Directors believes that it is in our best interest to approve the amendment to our Amended and Restated Certificate of Incorporation.

Our Certificate of Incorporation presently authorizes us to issue 48,000,000 shares of common stock and 2,000,000 shares of undesignated preferred stock. The undesignated preferred stock may be issued from time to time in one or more series with such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the designation and creation of such series of preferred stock. Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our Certificate of Incorporation, holders of our common stock do not have preemptive rights.

If approved by our stockholders at the Annual Meeting, the amendment to our Amended and Restated Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware. We intend to make this filing promptly after approval by our stockholders. If our stockholders approve the proposed amendment, Article IV of our Amended and Restated Certificate of Incorporation will be amended to read as follows:

ARTICLE IV

The aggregate number of shares of stock which the Corporation shall have authority to issue is Ninety-Eight Million (98,000,000) shares, consisting of Ninety-Six Million (96,000,000) shares of common stock, $0.01 par value (the “Common Stock”), and Two Million (2,000,000) shares of preferred stock, $0.01 par value (the “Preferred Stock”). The Board of Directors is authorized, by resolution or resolutions thereof, to establish, out of the authorized but unissued shares of Preferred Stock, one or more series of such class, to designate each such series, and to fix the number of shares constituting such series and the rights, powers and preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of each such series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided herein, by applicable law, or in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Each holder of Common Stock shall be entitled to one vote for each share held on all matters on which stockholders are generally entitled to vote.

Reasons and Effect of the Amendment

We are seeking our stockholders’ approval to amend our Amended and Restated Certificate of Incorporation to increase our authorized common stock for several reasons. Our Board of Directors believes it is necessary to increase the number of shares of our authorized capital stock in order to provide us with the flexibility to issue common stock for a variety of business purposes which may arise and our Board deems advisable, without further action by our stockholders, unless required by law, regulation or NASDAQ rules. These purposes could include, among other things, to declare future stock dividends or stock splits, the sale of stock to obtain additional capital or to acquire other companies, businesses or assets, for use in additional stock incentive programs, and for other bona fide purposes. A greater flexibility for raising capital or acquiring other companies and businesses would benefit our internal growth and acquisition strategy, allow us to repay indebtedness if needed, fund stock-related employee benefits and fund other working capital and general corporate requirements. We currently have no plans to declare a stock dividend or stock split, and have no present plans, arrangements or understandings with respect to a possible acquisition.

If the proposal to amend our Amended and Restated Certificate of Incorporation is delayed or our stockholders do not adopt it, we may find it necessary to convene a special meeting of stockholders in the event we wish to consummate a transaction in which the number of shares of common stock that would be issued in the transaction, together with all other new issuances of our common stock after the record date for the Annual Meeting, would exceed our currently authorized shares. This special meeting could potentially increase the costs of a future transaction and the additional time necessary to prepare for and hold a special meeting could serve as a disincentive for third parties otherwise interested in making an investment in, or entering into such transaction with, us.

It is not possible to state the effects of the amendment upon the rights of the holders of common stock until the Board determines the purpose for the actual issuance of common stock. However, additional shares of common stock might be issued at times and under circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of our common stock.

Potential Anti-Takeover Effect and Other Provisions

While the issuance of additional shares of our common stock may have the effect of impeding an unsolicited attempt by a person or entity to acquire control of us, our Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure nor are we aware of any proposed or contemplated transaction of this type. Our issuance of additional shares of common stock may, depending upon the circumstances under which the shares are issued, reduce stockholders’ equity per share, and will reduce the percentage of ownership of our common stock of existing stockholders.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares (such as under a stockholder rights plan, or “poison pill”) could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of us. The ability of the Board of Directors to issue shares of preferred stock, with rights, powers and preferences it deems advisable, could discourage an attempt by a party to acquire control of us by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of us.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation owned, within three years prior to the determination of interested stockholder status, 15% or more of a corporation’s voting stock. The existence of this provision could prevent a takeover of our Company with respect to transactions not approved in advance by the Board of Directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Board of Directors Recommendation

Our Board of Directors recommends that our stockholders vote FOR the approval of the proposal to amend our Amended and Restated Certificate of Incorporation. The proposal to amend our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding, whether present in person or represented by proxy.

approval of Marten Transport, Ltd. 2015 equity incentive plan

Proposal 3

Introduction

On March 3, 2015, the Board of Directors, upon recommendation of the Compensation Committee, approved the Marten Transport, Ltd. 2015 Equity Incentive Plan (referred to in this section as the “2015 plan” or the “plan”), subject to approval by our stockholders at the Annual Meeting.

The 2015 plan provides for the grant of incentive and non-statutory stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, performance awards, stock bonuses and other stock-based awards. Subject to adjustment, the maximum number of shares of common stock authorized for issuance under the 2015 plan is 800,000 shares.

The Board of Directors and Compensation Committee believe the 2015 plan provides a means to attract and retain qualified individuals to perform services for our Company, by providing incentive compensation for such individuals that is linked to the growth and profitability of our Company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholders through opportunities for equity participation in our Company.

The Board of Directors is asking the Company stockholders to approve the 2015 plan in order to (i) qualify certain awards under the 2015 plan as performance-based compensation for purposes of Section 162(m) of the Code and (ii) qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Code. In addition, since the Company is listed on The NASDAQ Stock Market, the listing rules for NASDAQ require stockholder approval of the 2015 plan. Approval of the 2015 plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2015 plan, the performance measures upon which awards intended as “performance-based compensation” may be made, and the grant of options and stock appreciation rights pursuant to the 2015 plan for purposes of Section 162(m).

In the following discussion, we refer to both incentive stock options and non-statutory stock options as “options,” and to options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, stock bonuses and other stock-based awards as “incentive awards.”

Reasons Why You Should Vote in Favor of the Approval of the 2015 Plan

The Board of Directors recommends a vote for the approval of the 2015 plan because the Board of Directors believes the plan is in the best interests of our Company and stockholders for the following reasons:

●

Aligns director, executive officer, employee and stockholder interests. We currently provide long-term incentives in the form of performance unit awards and stock option grants to our employees, including our executive officers, and non-employee directors. We believe that our equity-based compensation programs help align the interests of our directors, executive officers and other employees with our stockholders. We believe that our long-term equity-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. If the 2015 plan is approved, we will be able to align the interests of our directors, executive officers and other employees with the interests of our stockholders through equity participation in our Company.

●

Attracts and retains talent. Talented, motivated and effective directors, executives and employees are essential to executing our business strategies. We believe equity-based compensation is an important component of total compensation at our Company because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of our Company. Equity-based compensation is especially important for smaller public companies, such as us, when our equity-based compensation arrangements can assist us in competing for talent against other companies that may offer better and more lucrative compensation packages. If the 2015 plan is approved, we believe we will be able to offer competitive compensation packages to both retain our best performers and attract new talent.

●

Supports our pay-for-performance philosophy. We believe that equity-based compensation, by its very nature, is performance-based compensation. To align the interests of our executive officers with the interests of our stockholders, we intend that a material part of the total compensation to be paid to our executive officers will be performance-based. We intend to use incentive compensation to help reinforce desired financial and other business results to our executives and to motivate them to make decisions to produce those results. Therefore, approval of the 2015 plan is important to support our pay-for-performance philosophy.

●

Avoids disruption in our compensation programs and possible loss of future compensation tax deductions. The approval of the 2015 plan by our stockholders is important because it will allow us to continue to make incentive awards, including performance-based awards that will qualify as performance-based compensation under Section 162(m) of the Code. If our stockholders do not approve the 2015 plan, then effective with the termination of our 2005 Stock Incentive Plan on May 3, 2015, we will be unable to issue any incentive awards, including awards that are performance-based compensation. To the extent we are unable to award and pay performance-based compensation, our incentive compensation payments when made will be subject to the compensation deduction limit of Section 162(m) and we may lose a portion of our income tax deduction on such future payments of incentive compensation.

●

Protects stockholder interests and embraces sound equity-based compensation practices. As described in more detail below under the heading “—Summary of Sound Governance Features of the 2015 Plan,” the 2015 plan includes a number of features that are consistent with the interests of our stockholders and sound corporate governance practices.

Summary of Sound Governance Features of the 2015 Plan

The Board of Directors and Compensation Committee believe that the 2015 plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●

No “evergreen” provision. The number of shares of our common stock available for issuance under the 2015 plan is fixed and will not adjust based upon the number of outstanding shares of our common stock.

●

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our common stock available for issuance under the 2015 plan will be 800,000 shares. As of December 31, 2014, we had outstanding options to purchase an aggregate of 977,867 shares of our common stock with a weighted average exercise price of $14.74 per share and a weighted average remaining term of 3.2 years outstanding. As of December 31, 2014, we also had 226,616 shares reserved for issuance under outstanding performance unit awards, with the number of shares to be issued dependent upon our achievement of the vesting requirements of the awards through 2018. It is anticipated that no new options or other incentive awards will be granted between December 31, 2014 and the termination of the 2005 Stock Incentive Plan on May 3, 2015, other than to any new employees hired or employees promoted in the ordinary course of business during such time.

●

Limit on number of “full value” awards. No more than 325,000 of the shares of common stock available for issuance under the 2015 plan may be issued pursuant to “full value” awards, which are awards other than stock options or stock appreciation rights that are settled by the issuance of shares of our common stock.

●

Limit on non-employee director awards. The maximum aggregate number of shares subject to non-employee director awards to any one non-employee director in any one fiscal year may not exceed 20,000 shares; provided that such limit will not apply to any election by a non-employee director to receive shares in lieu of cash retainers and meeting fees.

●

Annual award limits. The 2015 plan contains per participant per year limitations on the issuance of incentive awards that are intended to constitute performance-based compensation under Section 162(m) of the Code.

●

No liberal share counting or “recycling” of shares from exercised stock options or stock appreciation rights. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the 2015 plan.

●

No repricing of stock options or stock appreciation rights. The 2015 plan prohibits the repricing of outstanding “underwater” stock options or stock appreciation rights without stockholder approval, except for any adjustments required in connection with certain corporate transactions. Repricing is broadly defined to include amendments or modifications to the terms of an outstanding stock option or stock appreciation right to lower the exercise or grant price or cancelling an outstanding stock option or stock appreciation right in exchange for cash, other awards or other stock options or stock appreciation rights having a lower exercise price.

●

No discounted stock options or stock appreciation rights. The 2015 plan prohibits granting stock options and stock appreciation rights with exercise prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the assumption of awards in certain mergers, consolidations, acquisitions of property or stock, reorganizations or other similar transactions.

●	No reload stock options or stock appreciation rights. Reload stock options and stock appreciation rights are not authorized under the 2015 plan.

●

Stock options, stock appreciation rights and unvested performance awards are not entitled to dividend equivalent rights. Stock option, stock appreciation right and unvested performance award holders have no rights as stockholders with respect to the shares underlying their awards until their stock options, stock appreciation rights or unvested performance awards are exercised or vested and shares are issued. As a result, stock options and stock appreciation rights and unvested performance awards, the vesting of which is based on the achievement of performance goals, under the 2015 plan have no dividend equivalent rights associated with them.

●	Material amendments require stockholder approval. The 2015 plan requires stockholder approval of material revisions to the plan.

●

Administration by independent committee. The 2015 plan will be administered by the Compensation Committee. All members of the Committee administering the plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent directors” under the listing rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted) and any applicable rules and regulations of the SEC and “outside directors” within the meaning of Section 162(m) of the Code.

●

Awards subject to forfeiture/clawback. The 2015 plan contains forfeiture or “clawback” provisions, which provide that if a participant is determined to have taken action that would constitute “cause” as such term is defined in the 2015 plan, during or after the termination of the participant’s employment or other service, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and if a participant materially breaches the terms of any employment, service, consulting, confidentiality, assignment of inventions, non-compete or non-solicitation agreement entered into with us, whether such breach occurs before or after termination of such participant’s employment or other service with us, we may require the participant to surrender and return to us any shares of common stock received, and to disgorge any profits, made or realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under the plan. These clawback provisions are in addition to the clawback provisions that apply by law under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Purpose of the 2015 Plan

The purpose of the 2015 plan is to advance the interests of our Company and stockholders by enabling us to attract and retain qualified individuals to perform services for us, by providing incentive compensation for such individuals that is linked to the growth and profitability of our Company and increases in stockholder value, and aligning the interests of such individuals with the interests of our stockholders through opportunities for equity participation in our Company. Providing stock incentive awards under the plan will be an important element in our overall success. In general, the Board of Directors believes that equity-based incentives align the interests of our management and employees with those of our stockholders. In addition, providing incentive awards under the plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board of Directors believes is necessary for the achievement of our goals. Given the intense competition for such personnel, the Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as performance unit awards and stock options, is particularly important in attracting and retaining qualified candidates.

Summary of the 2015 Plan

A summary description of the material features of the 2015 plan is outlined below. The summary is qualified in its entirety by reference to the full text of the 2015 plan. A copy of the 2015 plan is available on our website at www.marten.com and at the SEC’s website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement. We will provide stockholders with a copy of the 2015 plan without charge by contacting James Hinnendael at (800) 395-3000 ext. 2171 or James.Hinnendael@marten.com. You can also receive a copy by sending a request by regular mail to Marten Transport, Ltd., 129 Marten Street, Mondovi, WI 54755.

Eligibility. All employees (including officers and directors who also are employees), non-employee directors, consultants, advisors and independent contractors of Marten Transport, Ltd. or any subsidiary, will be eligible to receive incentive awards under the 2015 plan. As of March 3, 2015, approximately 3,297 employees and non-employee directors would have been eligible to receive awards under the 2015 plan. We have not granted any incentive awards under the 2015 plan.

Shares Available for Issuance. The maximum number of shares of our common stock available for issuance under the 2015 plan will be 800,000. The number of shares available for issuance under the 2015 plan is subject to increase to the extent that we issue shares or incentive awards under the 2015 plan in connection with certain merger and acquisition transactions, or assume any plan in a merger or acquisition transaction. However, any available shares in an assumed plan may only be utilized to the extent permitted under the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted).

In setting the number of proposed shares of our common stock available for issuance under the 2015 plan, the Board of Directors and Compensation Committee considered a number of factors, including:

●

Shares available and total outstanding equity awards under prior plans and arrangements and how long the shares available are expected to last. Under our 2005 Stock Incentive Plan as of December 31, 2014, we had outstanding options to purchase an aggregate of 977,867 shares of our common stock with a weighted average exercise price of $14.74 per share and a weighted average remaining term of 3.2 years outstanding. As of December 31, 2014, we also had 226,616 shares reserved for issuance under outstanding performance unit awards, with the number of shares to be issued dependent upon our achievement of the vesting requirements of the awards through 2018. The 2005 Stock Incentive Plan terminates on May 3, 2015, after which no additional incentive awards may be issued under that plan. If the 2015 plan is approved by our stockholders, we intend to grant all future stock options and other equity awards under the 2015 plan.

●

Anticipated equity award granting practices, including our anticipated annual burn rate. Although our future burn rate will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and our equity award mix, we currently anticipate that the 2015 plan will cover equity awards for approximately five years.

●

Expected value transfer and dilution. The Board of Directors and Compensation Committee also considered the expected stockholder value transfer and potential dilution that would result by adopting the 2015 plan, including the policies of certain institutional investors and major proxy advisory firms. Potential dilution is calculated as shown below:

Potential dilution	=	Total award shares divided by total number of outstanding shares + total award shares

Total award shares include shares underlying equity awards that may be made under a plan plus shares to be issued on exercise or settlement of outstanding equity awards under such plan and any prior plan.

As of December 31, 2014, our potential dilution under our 2005 plan was 7.2 percent. If the 2015 plan is approved, our potential dilution will be 5.6 percent, including shares to be issued on exercise or settlement of outstanding equity awards under the 2005 plan.

In setting the number of proposed shares of our common stock available for issuance under the 2015 plan, the Board of Directors and Compensation Committee did give consideration to our historical equity award granting practices, including our three-year burn rate.

Share Counting. Shares of our common stock that are issued under the plan or that potentially are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available. All shares so subtracted from the amount available under the plan with respect to an incentive award that lapses, expires, is forfeited or for any reason is terminated, unexercised or unvested and any shares of our common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of our common stock will automatically again become available for issuance under the plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares (as described below), as well as shares covered by a stock appreciation right, to the extent exercised, and shares withheld by us to satisfy any tax withholding obligations will not again become available for issuance under the plan.

Grant Limits. Under the terms of the 2015 plan no more than 250,000 shares of our common stock may be issued pursuant to the exercise of incentive options and no more than 325,000 shares of our common stock may be issued or issuable in connection with “full value” awards.

Annual Award Limits. The annual limits listed below apply to grants that are intended to qualify as awards of performance-based compensation under Section 162(m) of the Code. These limits are per “participant,” per “calendar year.”

●	100,000 shares subject to stock options and SARs;
●	100,000 shares subject to restricted stock awards and restricted stock units;
●	$2,500,000 or 100,000 shares of common stock in performance awards;
●	$2,500,000 in annual performance cash awards;
●	100,000 shares of common stock in stock bonuses;
●	100,000 shares of common stock under other stock-based awards.

Each of the share limitations in the plan may be adjusted to reflect changes in our corporate structure or shares, as described below. In addition, the limits on the number of shares that may be issued as incentive options will not apply to certain incentive awards granted upon our assumption or substitution of like awards in any merger or acquisition.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in our corporate structure or shares, we must adjust:

●	the number and kind of securities available for issuance under the plan; and

●	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration. The plan will continue to be administered by the Board of Directors or by a committee of the Board. Any such committee will consist of at least two members of the Board, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, who are “independent directors” within the meaning of the listing rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted) and who are “outside directors” within the meaning of Section 162(m) of the Code. We expect the Compensation Committee of the Board of Directors to administer the 2015 plan. The Board of Directors or the committee administering the plan is referred to as the “Committee.” The Committee may delegate its duties, power and authority under the plan to any of our officers to the extent consistent with applicable corporate law, except with respect to participants subject to Section 16 of the Securities Exchange Act of 1934.

The Committee has the authority to determine all provisions of incentive awards consistent with terms of the plan, including, the eligible recipients who will be granted one or more incentive awards under the plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. The Committee has the authority to pay the economic value of any incentive award in the form of cash, our common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the plan and any adversely affected participant has consented to the amendment or modification.

The Committee, in its sole discretion, may amend the terms of the plan or incentive awards with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, to otherwise protect our or our subsidiary’s interests, or to meet objectives of the plan, and may, where appropriate, establish one or more sub-plans for the purposes of qualifying for preferred tax treatment under foreign tax laws. This authority does not, however, permit the Committee to take any action:

●	to reserve shares or grant incentive awards in excess of the limitations provided in the plan;

●	to effect any re-pricing of options, as discussed below;

●	to grant options or stock appreciation rights having an exercise price less than 100 percent of the “fair market value” (as defined below) of one share of our common stock on the date of grant; or

●

for which stockholder approval would then be required pursuant to Section 422 of the Code or the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted).

Except in connection with certain specified changes in our corporate structure or shares, the Committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by:

●	amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;

●	canceling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price or other incentive awards; or

●	repurchasing the underwater options and stock appreciation rights and granting new incentive awards under the plan.

For purposes of the plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

Options. The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant (or 110 percent of the fair market value of one share of our common stock on the date of grant of an incentive option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). However, in the event options are granted as a result of our assumption or substitution of options in a merger or acquisition, the exercise price will be the price determined by the Committee pursuant to the conversion terms applicable to the transaction. The term “fair market value” under the plan means as of any date the closing sale price of our common stock as of such date at the end of the regular trading session, as reported by any national securities exchange on which our common stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade), or if our common stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by The NASDAQ Stock Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). Our common stock is currently listed for quotation on The NASDAQ Stock Market, under the symbol “MRTN”. On December 31, 2014, the last reported price per share of our common stock was $21.86 per share.

The total purchase price of the shares to be purchased upon exercise of an option will be paid (1) in cash, (2) by using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (3) by using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee. In the case of a “net exercise” of an option, we will not require a payment of the exercise price of the option from the participant but will reduce the number of shares of our common stock issued upon the exercise by the largest number of whole shares having a fair market value that does not exceed the aggregate exercise price for the shares exercised. Any shares of our common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by us for a certain period or that the participant or us (or any subsidiary, division or other subunit of our Company) satisfy certain specified performance objectives. An option may not become exercisable, nor remain exercisable after 10 years from its date of grant (five years from its date of grant in the case of an incentive option if the participant owns, directly or indirectly, more than 10 percent of the total combined voting power of all classes of stock of our Company or any parent or subsidiary).

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of our common stock and a specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of the economic value of stock appreciation rights will be made to a participant (i.e., cash, our common stock or any combination thereof) or to consent to or disapprove the election by a participant of the form of such payment.

The exercise price of a stock appreciation right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant, except as provided below in connection with certain “tandem” grants (as further defined below). However, in the event that stock appreciation rights are granted as a result of our assumption or substitution of stock appreciation rights in a merger or acquisition, the exercise price will be the price determined by the Committee pursuant to the conversion terms applicable to the transaction. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no stock appreciation right may be exercisable after 10 years from its date of grant.

Restricted Stock Awards and Restricted Stock Units. A restricted stock award or a restricted stock unit award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and/or the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards and restricted stock units as it deems appropriate, including that the participant remain continuously employed by us for a certain period or that the participant or us (or any subsidiary, division or other subunit of our Company) satisfy specified performance objectives. To enforce the restrictions, the Committee may place a legend on the stock certificates referring to such restrictions and may take other steps to enforce the restrictions.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of our common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Additionally, unless the plan provides otherwise, a participant will have all voting, liquidation and other rights with respect to shares of our common stock issued to the participant as a restricted stock award upon the participant becoming the holder of record of such shares as if the participant were a holder of record of shares of our unrestricted common stock.

Performance Awards or Units. A participant may be granted one or more performance awards or units under the plan, and such performance awards or units will be subject to such terms and conditions, if any, consistent with the other provisions of the plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Stock Bonuses. A participant may be granted one or more stock bonuses under the plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more specified performance objectives.

Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of the plan, the Committee may grant other stock-based awards not otherwise described by the terms of the plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such incentive awards may involve the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include incentive awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Qualification of Incentive Awards as “Performance Based Compensation” Under Section 162(m). Section 162(m) of the Code provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation paid to a “covered employee” in excess of $1 million in a taxable year. For each taxable year, a “covered employee” is our chief executive officer and any other officer who is among the four other most highly compensated officers employed by us at year-end.

 The $1 million dollar deduction limit does not apply to compensation that meets the requirements for “performance-based compensation” under applicable Treasury Regulations. Compensation is “performance-based compensation” if, among other things:

• it is payable solely on account of the attainment of one or more objective performance goals that are pre-established by a compensation Committee of the board of directors that is comprised solely of two or more “outside directors”;

• the material terms of the compensation and the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid; and

• the Committee certifies in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

   At any time when the Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m), it may designate whether any restricted stock awards, restricted stock units, performance awards, stock bonuses or other stock-based awards are intended to be “performance-based compensation.” Restricted stock awards, restricted stock units, performance awards, stock bonuses or other stock-based awards designated as “performance-based compensation” will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more “performance measures” set forth in the 2015 plan, and the specific targets under such performance measures will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Options and stock appreciation rights granted under the 2015 plan need not be conditioned upon the achievement of performance measures in order to constitute “performance-based compensation.”

   Performance measures. If the Committee intends to qualify an incentive award (other than an option or a SAR) under the 2015 plan as performance-based compensation under Section 162(m) of the Code, the performance measure(s) selected by the Committee must be based on the achievement of specified levels of one, or any combination, of the following performance measure elements:

●

Sales and revenue measure elements, including gross revenue or sales, net revenue or net sales, invoiced revenue or sales, collected revenue or sales, operating revenue, and operating revenue, net of fuel surcharge revenue;

●

Expense measurement elements, including general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, total expenses, operating expenses as a percentage of operating revenue, and operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue;

●

Profitability and productivity measure elements, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net cash flows, and net cash flows from operations;

●	Asset utilization and effectiveness measure elements, including cash, excess cash, accounts receivable, current assets, working capital, fixed assets, and total assets;

●

Debt and equity measure elements, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, credit rating, retained earnings, total preferred equity, total common equity, and total equity;

●

Stockholder and return measure elements, including earnings per share (basic and diluted), stock price, dividends, shares repurchased, total return to stockholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added);

●	Customer and market measure elements, including customer satisfaction, customer service/care, brand awareness and perception, and market share; and

●	Organizational and employee measure elements, including headcount, employee performance, employee productivity, employee engagement/satisfaction, employee turnover, and employee diversity.

Any of the above performance measure elements can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations based on the performance measure elements to create a performance measure. Any of the performance measures specified in the 2015 plan may be used to measure the performance of the combined Company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory, or any combination thereof, as the Committee deems appropriate. Performance measures may be compared to the performance of a group of comparable companies or a published or special index that the Committee deems appropriate or, with respect to share price, various stock market indices. The Committee also may provide for accelerated vesting of any incentive award based on the achievement of performance goals.

Any incentive award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and performance goals for such an incentive award will be established, by the Committee in writing not later than 90 days after the commencement of the performance period to which the performance goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the performance goal; and provided further that in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee must certify in writing that the performance goals established with respect to such award have been achieved.

The Committee may provide in any such incentive award that includes performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items related to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a property, business, or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign exchange gains and losses; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The Committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on the financial performance of the Company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting the combined Company or its financial statements or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 plan.

   The Committee may adjust the amount payable pursuant to an incentive award under the 2015 plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code downwards but not upwards. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining stockholder approval.

Change in Control. In the event a “change in control” of our Company occurs, then, unless otherwise provided at the time of the grant of the incentive award: (a) all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; (c) all restrictions and vesting requirements applicable to any incentive award based solely on the continued service of the participant will terminate; and (d) all incentive awards the vesting or payment of which are based on specified performance objectives will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such incentive award; provided, however, that no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other incentive awards in the event of a change in control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable incentive award agreement.

Alternative Treatment of Incentive Awards in Connection with a Change in Control. In connection with a change in control, the Committee in its sole discretion, either in an incentive award agreement at the time of grant of an incentive award or at any time after the grant of such an incentive award, may determine that any or all outstanding incentive awards granted under the plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such incentive award will receive for each share of common stock subject to such incentive award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of common stock in connection with such change in control and the purchase price per share, if any, under the incentive award, multiplied by the number of shares of common stock subject to such incentive award (or in which such incentive award is denominated); provided that if such product is zero ($0) or less or to the extent that the incentive award is not then exercisable, the incentive award may be canceled and terminated without payment therefor; provided, however, that no incentive award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a change in control unless payment was specified in the incentive award agreement at the time of grant and the event or circumstances constituting the change in control also constitute a “change in the ownership” of our Company, a “change in the effective control” of our Company or a “change in the ownership of a substantial portion of the assets” of our Company, in each case as determined under Section 409A of the Code.

For purposes of the plan, a “change in control” of our Company occurs upon:

●

the sale, lease, exchange or other transfer of substantially all of the assets of our Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by our Company;

●	the approval by our stockholders of any plan or proposal for the liquidation or dissolution of us;

●

a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors; or

●

any person, other than (i) the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (iii) Randolph L. Marten or any of his affiliates, or (iv) Christine K. Marten or any of her affiliates, becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; or

●	the continuity directors cease for any reason to constitute at least a majority of the Board of Directors.

Effect of Termination of Employment or Other Services. If a participant ceases to be employed by, or perform other services for, us, all incentive awards held by the participant will be treated as set forth below unless provided otherwise in the agreement evidencing the incentive award or modified by the Committee in its discretion as set forth below. Upon termination due to death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of one year thereafter (but in no event after the expiration date of any such option or stock appreciation rights), all unvested restricted stock awards, all outstanding stock unit awards or restricted stock units, performance awards or units and stock bonuses then held by the participant will be terminated and forfeited; provided, however, that with respect to any such incentive awards the vesting of which is based on the achievement of specified performance objectives, if a participant’s employment or other service with the Company or any subsidiary, as the case may be, is terminated by reason of death or disability prior to the end of the performance period of such incentive award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of common stock to be delivered or payment made with respect to the participant’s incentive award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years.

Upon termination for a reason, other than death, disability or retirement, which is not also for “cause” (as defined in the plan), all outstanding options and stock appreciation rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option or stock appreciation right). Also, upon such termination all options and stock appreciation rights that are not exercisable; all unvested restricted stock awards; and all outstanding stock unit awards or restricted stock units, performance awards, stock bonuses and other stock-based awards then held by the participant will be terminated and forfeited.

If a participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute “cause” (as defined in the plan), regardless of whether such action or the Committee’s determination occurs before or after the termination of the participant’s employment with us or any subsidiary, all rights of the participant under the plan and any award agreements evidencing an incentive award then held by the participant shall terminate and be forfeited without notice of any kind. Additionally, the Committee acting in its sole discretion will have the authority to rescind the exercise, vesting, settlement or issuance of, or payment in respect of, any incentive awards of the participant that were exercised, vested, settled or issued, or as to which such payment was made, and to require the participant to pay to the Company, within 10 days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, settlement, issuance or payment (including any dividends paid or other distributions made with respect to any shares of common stock subject to any incentive award). The Company may defer the exercise of any option or stock appreciation right for a period of up to six months after receipt of the participant’s written notice of exercise or the issuance of share certificates upon the vesting of any incentive award for a period of up to six months after the date of such vesting in order for the Committee to make any determination as to the existence of cause.

The Committee at any time (including on or after the date of grant or following termination), in connection with a participant’s termination, may cause options or stock appreciation rights held by the participant to terminate, become or continue to become exercisable and/or remain exercisable, and restricted stock awards, restricted stock units, performance awards, stock bonuses or other stock-based awards then held by such participant to terminate, vest, settle or become free of restrictions and conditions to payment, as the case may be.

Dividend Equivalent Rights. Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of our common stock that are subject to any incentive award, to be credited as of dividend payment dates, during the period between the grant date of the incentive award and the date the incentive award is exercised, vests, is settled or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Committee. However, the Committee may not grant dividend equivalents based on the dividends declared on shares of our common stock that are subject to an option or stock appreciation right and no dividend or dividend equivalents will be paid out with respect to any unvested incentive awards, the vesting of which is based on the achievement of performance objectives.

Term; Termination; Amendments. Unless terminated earlier, the plan will terminate at midnight on the day before the 10th anniversary of its approval by our stockholders. Incentive awards outstanding at the time the plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board of Directors may suspend or terminate the plan or any portion of the plan at any time. In addition to the Committee’s authority to amend the plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board of Directors may amend the plan from time to time in order that incentive awards under the plan will conform to any change in applicable laws or regulations or in any other respect that the Board of Directors may deem to be in our best interests; provided, however, that no amendments to the plan will be effective without stockholder approval, if it is required under Section 422 of the Internal Revenue Code or the Listing Rules of The NASDAQ Stock Market (or other applicable exchange or market on which our common stock may be traded or quoted), or if the amendment seeks to increase the number of shares reserved for issuance under the plan (other than as a result of a permitted adjustment upon certain corporate events, such as stock splits) or to modify the prohibitions on underwater option re-pricing discussed above. Termination, suspension or amendment of the plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in our capitalization or a “change in control” of our Company.

Transferability. In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, a participant is entitled to designate a beneficiary to receive an incentive award on such participant’s death, and in the event of such participant’s death, payment of any amounts due under the plan, will be made to, and exercise of any options or stock appreciation rights may be made by, such beneficiary. Additionally, upon a participant’s request, the Committee may permit a participant to transfer all or a portion of a non-statutory option, other than for value, to certain of the participant’s family members or related family trusts, foundations or partnerships. Permitted transferees of non-statutory options will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Material U.S. Federal Income Tax Consequences

The discussion below is a summary of the federal income tax consequences that may result in connection with participant’s participation in the plan and is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an insider (directors, executive officers or greater than 10 percent stockholders of our Company).

Incentive Stock Options. There will not be any federal income tax consequences to either the participant or us as a result of the grant of an incentive stock option under the 2015 plan. A participant’s exercise of an incentive option also will not result in any federal income tax consequences to us or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant‘s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If a participant disposes of the shares acquired upon exercise of the incentive stock option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. We will not be entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an Option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be a long-term or short-term capital gain or loss, depending on the holding period.

In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

Stock Appreciation Rights. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. We will be entitled to a compensation expense deduction for any amounts included by the participant as ordinary income, or reported as taxable income of the participant by us, pursuant to applicable information reporting requirements.

Restricted Stock Awards. With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may, within 30 days after the shares are transferred, file an election under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). We will receive a corresponding tax deduction, provided the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. We will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Restricted Stock Units and Performance Awards. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a restricted stock unit or performance award. With respect to shares issued pursuant to a restricted stock unit or performance award, a participant will include as ordinary income in the year of receipt an amount equal to the cash and the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a performance unit award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received

Stock Bonus. With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. In the case of a stock bonus subject to restrictions and a risk of forfeiture, the “date of receipt” will be the date the restrictions lapse unless the recipient makes an election under Section 83(b) of the Code, as discussed above with regard to restricted stock awards. We will receive a corresponding tax deduction. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments. The Internal Revenue Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Code, and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a Company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the Company may constitute parachute payments, and in certain cases, “excess parachute payments.”

Under the terms of the 2015 plan, if unless otherwise provided in a separate agreement between a participant and us, if, with respect to a participant, the acceleration of the vesting of an incentive award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from us, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

Section 409A. If a grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied in form or operation, the grant will become taxable (or if later, when it vests), subject to ordinary income taxes, plus a 20 percent penalty tax, and plus an additional tax equal to interest on the tax that would have been paid if the grant had been taxable when first deferred and vested.

Section 162(m). As discussed above, Section 162(m) of the Code limits our ability to deduct compensation in excess of $1 million paid to our chief executive officer and any other officer who is among the four other most highly compensated officers, subject, however, to an exception for “performance-based compensation.” Assuming stockholder approval of the 2015 plan at the Annual Meeting and our compliance with the other requirements of Section 162(m), compensation expense resulting from the exercise of options and stock appreciation rights under the 2015 plan and the issuance of shares under restricted stock awards, performance units awards and stock bonuses contingent upon the performance criteria set forth in the 2015 plan are expected to qualify as “performance-based compensation” excepted from the limit of Section 162(m). Compensation expense in connection with any other incentive award under the 2015 plan will be subject to Section 162(m) deduction limitation.

Benefits to Named Executive Officers and Others

No awards have been granted under the 2015 plan. If the 2015 plan is approved, awards will be granted at the discretion of the Committee. Accordingly, future benefits under the 2015 plan are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table and notes provide information about shares of our common stock that may be issued under all of our equity compensation plans (including individual compensation arrangements) as of last day of our most recently completed fiscal year, December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	1,204,483	(1)	$14.74	(2)	1,379,993

Equity compensation plans not approved by security holders	—		—		—

Total	1,204,483		$14.74		1,379,993

(1)

Includes 977,867 outstanding stock options and 226,616 outstanding performance unit awards as of December 31, 2014. This number has not been reduced by 14,415 performance unit award shares distributed and credited to the Marten Transport, Ltd. Deferred Compensation Plan in March 2015, which vested based upon our financial performance in 2014.

(2)	The weighted average exercise price does not take into account the shares to be issued upon vesting of outstanding performance unit awards, which have no exercise price.

Note

The above-referenced stock option grants were issued without registration in reliance upon the exemption afforded by Section 4(a)(2) of the Securities Act, based on certain representations made to us by the recipients.

           Our Board of Directors recommends that our stockholders vote FOR the approval of the proposal to approve the Marten Transport, Ltd. 2015 Equity Incentive Plan. The proposal to approve the Marten Transport, Ltd. 2015 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares of our common stock, present in person or represented by proxy at the annual meeting, and entitled to vote at the annual meeting.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 4

           We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement, which is also known as the “say-on-pay” vote, pursuant to Section 14A of the Securities Exchange Act of 1934. At our 2014 Annual Meeting of Stockholders held on May 6, 2014, over 93% of the votes cast by our stockholders were in favor of the say-on-pay vote. The Board generally believes that such results affirmed stockholder support of our approach to executive compensation.

   Our Board believes that our executive compensation program as a whole and each individual element of the program attracts, motivates and retains executives necessary to the achievement of our objectives. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executive officers to dedicate themselves fully to value creation for our stockholders. Highlights of our executive officer compensation programs and policies are as follows:

●

Because over 93% of the votes cast by our stockholders approved the compensation programs described in our proxy statement for the 2014 Annual Meeting of Stockholders, we have not implemented any significant changes to our compensation programs.

●

We responded to economic conditions in 2009 appropriately by freezing base salaries of our executive officers and paid no bonuses in 2009 and 2010. We provided modest increases in base salary to our executive officers in 2010 through 2014.

●

To motivate our executive officers to align their interests with those of our stockholders, we provide annual incentives which are designed to reward our executive officers for the attainment of short-term goals, and long-term incentives which are designed to reward them for increases in our stockholder value over time.

●

We provide executive officers with long-term incentives in the form of stock options and performance unit awards. These equity-based awards, which vest over a period of years, link compensation with the long-term performance of our Company, and also provide a substantial retention incentive. In 2010, we began issuing performance unit awards as our primary equity awards to our executive officers and continued with the practice in 2011 through 2014. We believe these awards are an effective tool for creating long-term ownership and aligning our executive officers’ interests with those of our stockholders. At least half of all vested awards under this program must be credited to the named executive officer’s discretionary account in our deferred compensation plan, which restricts the sale of vested shares to the later of each individual’s termination of employment or attainment of age 62. Payouts of performance unit awards are based on achievement of targeted financial objectives over five years and are capped at 100 percent of the unit awards.

●	We did not achieve our operating ratio threshold during the five years ended December 31, 2010, and therefore all performance-based options granted in 2006 expired effective December 31, 2010.

●	In 2011, we moved from discretionary bonuses to formulaic bonuses tied to specific financial metrics due to stabilizing economic conditions.

●

We have entered into change-in-control severance agreements with each of our executive officers. These agreements provide certain benefits in the event of a termination following a change in control, also known as a “double trigger” requirement. As of March 2011, we no longer provide for tax gross-up payments on any severance payments that would be made in connection with a change in control.

●

For 2013, our executive officers recommended, and the Compensation Committee approved, a 50% decrease in the executive officer bonus pool in order to increase the cash bonuses awarded to other Company employees.

●	For 2014, no cash bonuses were awarded to the Company’s executive officers because the 2014 diluted net income per share was not 110% or more of the 2013 diluted net income per share.

The Board believes the Company’s executive compensation program is reasonable and appropriate, is justified by our performance, and is the result of a carefully considered approach and, accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Although this is an advisory vote and not binding on the Board or us, the Board values the opinion of our stockholders and the Board and the Compensation Committee will consider the outcome of the vote in evaluating our executive compensation program.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal 5

The Company conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. As a result of such process, Grant Thornton LLP was engaged as our independent registered public accounting firm on March 12, 2014 to audit our consolidated financial statements for the 2014 fiscal year. The Audit Committee of our Board has approved the engagement of Grant Thornton LLP to audit our consolidated financial statements for the 2015 fiscal year. KPMG LLP previously served as our independent registered public accounting firm. See “Changes in Independent Registered Public Accounting Firm” below.

Although not required to do so, the Board of Directors wishes to submit the selection of Grant Thornton LLP to the stockholders for ratification because the Board believes it is good corporate practice. The Board recommends a vote FOR the ratification of Grant Thornton LLP as our independent public accountants for 2015. Unless a different choice is given, proxies received by the Board will be voted FOR the ratification of Grant Thornton LLP. If the selection of Grant Thornton LLP is not ratified, the Board of Directors will reconsider its selection but may retain Grant Thornton LLP.

We expect at least one representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative(s) will have the opportunity to make a statement at the meeting if they desire to do so. We also expect such representative(s) will be available to respond to appropriate questions.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 12, 2014, the Company formally notified KPMG LLP that the Audit Committee had approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm upon completion of KPMG LLP’s audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2013, the issuance of KPMG LLP’s reports thereon and the filing of the Company’s Form 10-K related thereto. KPMG LLP served as the Company’s independent registered public accounting firm since 2002. On March 12, 2014, the Company engaged Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

KPMG LLP’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012, and in the subsequent interim period through March 12, 2014 (the date of the dismissal of KPMG LLP), there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG LLP with a copy of the disclosures made in a Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that KPMG LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the Report. A copy of KPMG LLP’s letter dated March 13, 2014 was attached as Exhibit 16.1 to the Report.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through March 12, 2014 (the date of the engagement of Grant Thornton LLP), neither the Company nor anyone acting on its behalf has consulted with Grant Thornton LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees OF INDEPENDENT AUDITORS

The following table presents the aggregate fees billed or estimated to be billed for audit services and fees billed for all other services rendered by Grant Thornton LLP for the fiscal year ended December 31, 2014 and by KPMG LLP for the fiscal year ended December 31, 2013. All services rendered by Grant Thornton LLP and by KPMG LLP were permissible under applicable laws and regulations, and all services provided in 2014 and 2013 were approved in advance by the Audit Committee in accordance with the rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and our Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

	Aggregate Amount Billed by
	Grant Thornton LLP	KPMG LLP
Services Rendered	2014	2013

Audit Fees (1)	$234,000	$360,529
Audit-Related Fees (2)	—	27,050
Tax Fees (3)	59,769	53,000
All Other Fees	—	—

(1)

These fees consisted of the annual audit of our consolidated financial statements for the applicable year, including an audit of our internal control over financial reporting and the reviews of our consolidated financial statements included in our Form 10-Q’s for the first, second and third quarters of the applicable year.

(2)	These fees related to an assessment of a system implementation by KPMG LLP.

(3)	Tax fees related to tax compliance and tax planning services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to give us copies of all Section 16(a) reports they file. To our knowledge, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholder proposals intended to be presented in our proxy materials for the next Annual Meeting of Stockholders must be received by December 3, 2015, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our Proxy Statement must notify us by February 16, 2016. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

Householding of annual meeting materials

If multiple stockholders have the same address, we will deliver one proxy statement to such address unless we receive contrary instructions from a stockholder. A stockholder that wishes to make such a request or, multiple stockholders that currently receive multiple proxies at the same address and wish to only receive one proxy, may make a request to receive multiple proxies or only one proxy at a given address, as the case may be, by contacting our Chief Financial Officer, Marten Transport, Ltd., 129 Marten Street, Mondovi, Wisconsin 54755, or by telephone at (715) 926-4216, with such a request.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 12, 2015

The Notice of 2015 Annual Meeting Proxy Statement and Annual Report to Stockholders of Marten Transport, Ltd. are available at https://materials.proxyvote.com/573075. As noted above, our stockholders of record will be electing directors and ratifying the independent auditors at our 2015 Annual Meeting, which will be held at The Plaza Hotel and Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin.

Communications with the Board of directors

Stockholders may communicate with the Board of Directors by sending correspondence, addressed to our Chief Financial Officer, Marten Transport, Ltd., 129 Marten Street, Mondovi, Wisconsin 54755, with an instruction to forward the communication to a particular director. Our Chief Financial Officer will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

OTHER BUSINESS

This Proxy Statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the Board for other business, if any, that may properly come before the Annual Meeting.

ANNUAL REPORT

A copy of our 2014 Annual Report on Form 10-K (excluding exhibits) has been sent with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K describes our financial condition as of December 31, 2014.

Randolph L. Marten
Chairman of the Board and
Chief Executive Officer

MARTEN TRANSPORT, LTD.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2015.
Vote by Internet
• Go to www.investorvote.com/MRTN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A

Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEM 2, “FOR” ITEM 3, “FOR” ITEM 4, “FOR” ITEM 5, AND “FOR” ITEM 6.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Randolph L. Marten			02 - Larry B. Hagness			03 - Thomas J. Winkel

	04 - Jerry M. Bauer			05 - Robert L. Demorest			06 - G. Larry Owens

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to amend the company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 48,000,000 to 96,000,000 shares.				3.	To approve the Marten Transport, Ltd. 2015 Equity Incentive Plan.

4.	Advisory resolution to approve Executive Compensation.				5.	Proposal to confirm the selection of Grant Thornton LLP as independent public accountants of the company for the fiscal year ending December 31, 2015.

6.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

Important notice regarding the Internet availability of proxy materials for the
     Annual Meeting of Stockholders to be held on May 12, 2015.

The Proxy Statement and the 2014 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/573075

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — MARTEN TRANSPORT, LTD.

Annual Meeting of Stockholders - May 12, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints RANDOLPH L. MARTEN and JAMES J. HINNENDAEL, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marten Transport, Ltd. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 12, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed on the other side)